                                CREDIT AGREEMENT

                                      AMONG

   BULL RUN CORPORATION (TO BE RENAMED BR HOLDING, INC. IMMEDIATELY FOLLOWING
                CONSUMMATION OF THE MERGERS AS DEFINED HEREIN),
           CAPITAL SPORTS PROPERTIES, INC., HOST COMMUNICATIONS, INC.,
             UNIVERSAL SPORTS AMERICA, INC. AND DATASOUTH COMPUTER
                           CORPORATION, AS BORROWERS,

   BR HOLDING, INC. (TO BE RENAMED BULL RUN CORPORATION IMMEDIATELY FOLLOWING
         CONSUMMATION OF THE MERGERS AS DEFINED HEREIN), AS A GUARANTOR

                          THE LENDERS SIGNATORY HERETO,

       BANK OF AMERICA, N.A. AND BANK ONE, KENTUCKY, NA, AS ISSUING BANKS

  FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT FOR THE ISSUING BANKS AND THE
                                     LENDERS

                                       AND

  BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE ISSUING BANKS AND THE
                                     LENDERS


                                DECEMBER 17, 1999

                                CREDIT AGREEMENT
                                      AMONG
   BULL RUN CORPORATION (TO BE RENAMED BR HOLDING, INC. IMMEDIATELY FOLLOWING CONSUMMATION OF THE MERGERS AS DEFINED HEREIN), CAPITAL SPORTS PROPERTIES,
      INC., HOST COMMUNICATIONS, INC., UNIVERSAL SPORTS AMERICA, INC. AND
                  DATASOUTH COMPUTER CORPORATION, AS BORROWERS,
   BR HOLDING, INC. (TO BE RENAMED BULL RUN CORPORATION IMMEDIATELY FOLLOWING
         CONSUMMATION OF THE MERGERS AS DEFINED HEREIN), AS A GUARANTOR
                          THE LENDERS SIGNATORY HERETO,
       BANK OF AMERICA, N.A. AND BANK ONE, KENTUCKY, NA, AS ISSUING BANKS
  FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT FOR THE ISSUING BANKS AND THE
                                     LENDERS
                                       AND
  BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE ISSUING BANKS AND THE
                                    LENDERS


                                      INDEX

                                                                                                    PAGE
                                                                                                    ----
ARTICLE 1     DEFINITIONS                                                                             2

ARTICLE 2     THE LOANS, THE LETTERS OF CREDIT AND THE GUARANTY                                      23
              Section 2.1      Extension of Credit                                                   23
              Section 2.2      Manner of Borrowing and Disbursement of Loans.                        24
              Section 2.3      Interest                                                              28
              Section 2.4      Fees                                                                  29
              Section 2.5      Prepayment/Reduction of Commitment                                    30
              Section 2.6      Repayment                                                             31
              Section 2.7      Notes; Loan Accounts                                                  33
              Section 2.8      Manner of Payment                                                     34
              Section 2.9      Reimbursement                                                         35
              Section 2.10     Pro Rata Treatment                                                    36
              Section 2.11     Application of Payments Prior to Acceleration                         36
              Section 2.12     Use of Proceeds                                                       37
              Section 2.13     All Obligations to Constitute Joint and Several Obligations           37
              Section 2.14     Maximum Borrower Liability                                            38
              Section 2.15     Maximum Rate of Interest                                              40
              Section 2.16     Letters of Credit                                                     41
              Section 2.17     The Guaranty                                                          45

ARTICLE 3     CONDITIONS PRECEDENT                                                                   47
              Section 3.1      Conditions Precedent to Initial Advance                               47
              Section 3.2      Conditions Precedent to Each Advance                                  50
              Section 3.3      Conditions Precedent to Each Letter of Credit.                        51
              Section 3.4      Conditions Subsequent                                                 52

ARTICLE 4     REPRESENTATIONS AND WARRANTIES                                                         53
              Section 4.1      General Representations and Warranties                                53

              Section 4.2      Representations and Warranties Relating to Accounts                   61
              Section 4.3      Survival of Representations and Warranties, etc                       61

ARTICLE 5     GENERAL COVENANTS                                                                      62
              Section 5.1      Preservation of Existence and Similar Matters.                        62
              Section 5.2      Compliance with Applicable Law                                        62
              Section 5.3      Maintenance of Properties                                             62
              Section 5.4      Accounting Methods and Financial Records                              62
              Section 5.5      Insurance                                                             62
              Section 5.6      Payment of Taxes and Claims                                           63
              Section 5.7      Visits and Inspections                                                63
              Section 5.8      Conduct of Business                                                   63
              Section 5.9      ERISA                                                                 63
              Section 5.10     Lien Perfection                                                       64
              Section 5.11     Location of Collateral; Consignment of Inventory                      64
              Section 5.12     Protection of Collateral                                              64
              Section 5.13     Assignments and Records of Accounts                                   65
              Section 5.14     Administration of Accounts                                            65
              Section 5.15     Bank Accounts                                                         65
              Section 5.16     Further Assurances                                                    66
              Section 5.17     Broker's Claims                                                       66
              Section 5.18     Indemnity                                                             66
              Section 5.19     Environmental Matters                                                 66
              Section 5.20     Interest Rate Hedging                                                 67
              Section 5.21     Formation of Subsidiaries                                             67
              Section 5.22     Margin Call                                                           67

ARTICLE 6     INFORMATION COVENANTS                                                                  68
              Section 6.1      Monthly Financial Statements and Information                          68
              Section 6.2      Quarterly Financial Statements and Information                        68
              Section 6.3      Annual Financial Statements and Information;
                               Certificate of No Default                                             68
              Section 6.4      Performance Certificates                                              69
              Section 6.5      Access to Accountants                                                 69
              Section 6.6      Additional Reports                                                    69
              Section 6.7      Notice of Litigation and Other Matters                                70

ARTICLE 7     NEGATIVE COVENANTS                                                                     72
              Section 7.1      Indebtedness                                                          72
              Section 7.2      Guaranties                                                            72
              Section 7.3      Liens                                                                 73
              Section 7.4      Restricted Payments and Purchases                                     73
              Section 7.5      Investments                                                           74
              Section 7.6      Affiliate Transactions                                                74
              Section 7.7      Liquidation; Change in Ownership, Name,
                               or Year; Disposition or Acquisition of Assets                         74
              Section 7.8      Debt Service Coverage Ratio.                                          75
              Section 7.9      Capital Expenditures                                                  75
              Section 7.10     Funded Debt to Capitalization.                                        75
              Section 7.11     Minimum Net Worth.                                                    75

              Section 7.12     Sales and Leasebacks                                                  76
              Section 7.13     Amendment and Waiver                                                  76
              Section 7.14     ERISA Liability                                                       76
              Section 7.15     Prepayments                                                           76
              Section 7.16     Negative Pledge                                                       76
              Section 7.17     Holding Company Status                                                76

ARTICLE 8     DEFAULT                                                                                77
              Section 8.1      Events of Default                                                     77
              Section 8.2      Remedies                                                              79

ARTICLE 9     THE AGENTS                                                                             82
              Section 9.1      Appointment and Authorization                                         82
              Section 9.2      Interest Holders                                                      82
              Section 9.3      Consultation with Counsel                                             82
              Section 9.4      Documents                                                             82
              Section 9.5      Administrative Agent and Affiliates                                   82
              Section 9.6      Responsibility of the Administrative Agent                            82
              Section 9.7      Action by Administrative Agent                                        83
              Section 9.8      Notice of Default or Event of Default                                 83
              Section 9.9      Responsibility Disclaimed                                             83
              Section 9.10     Indemnification                                                       84
              Section 9.11     Credit Decision                                                       84
              Section 9.12     Successor Administrative Agent                                        84
              Section 9.13     Administrative Agent May File Proofs of Claim                         85
              Section 9.14     Collateral                                                            85
              Section 9.15     Release of Collateral                                                 85
              Section 9.16     Security Documents                                                    86
              Section 9.17     Syndication Agent                                                     86

ARTICLE 10    MISCELLANEOUS                                                                          86
              Section 10.1     Notices                                                               86
              Section 10.2     Expenses                                                              87
              Section 10.3     Waivers                                                               88
              Section 10.4     Set-Off                                                               89
              Section 10.5     Assignment                                                            89
              Section 10.6     Counterparts; Facsimile Transmission                                  91
              Section 10.7     Governing Law                                                         91
              Section 10.8     Severability                                                          91
              Section 10.9     Headings                                                              91
              Section 10.10    Source of Funds                                                       91
              Section 10.11    Entire Agreement                                                      91
              Section 10.12    Amendments and Waivers                                                91
              Section 10.13    Other Relationships                                                   92
              Section 10.14    Pronouns                                                              92
              Section 10.15    Disclosure                                                            92
              Section 10.16    Replacement of Lender                                                 92
              Section 10.17    Confidentiality                                                       93

ARTICLE 11    YIELD PROTECTION                                                                       93

              Section 11.1     Eurodollar Rate Basis Determination                                   93
              Section 11.2     Illegality                                                            93
              Section 11.3     Increased Costs                                                       93
              Section 11.4     Effect On Other Advances                                              95
              Section 11.5     Capital Adequacy                                                      95

ARTICLE 12    JURISDICTION, VENUE AND WAIVER OF JURY TRIAL                                           96
              Section 12.1     Jurisdiction and Service of Process                                   96
              Section 12.2     Consent to Venue                                                      96
              Section 12.3     Waiver of Jury Trial                                                  97



EXHIBITS

Exhibit A         -        Form of Borrower Pledge Agreement
Exhibit B         -        Form of Borrowing Base Certificate
Exhibit C         -        Form of Host Pledge Agreement
Exhibit D         -        Form of Notice of Conversion/Continuation
Exhibit E         -        Form of Parent Pledge Agreement
Exhibit F         -        Form of Purpose Credit Borrower Pledge Agreement
Exhibit G         -        Form of Request for Advance
Exhibit H         -        Form of Request for Issuance of Letter of Credit
Exhibit I         -        Form of Revolving Loan Note
Exhibit J         -        Form of Robinson Guaranty
Exhibit K         -        Form of Security Agreement
Exhibit L         -        Form of Subsidiary Guaranty
Exhibit M         -        Form of Subsidiary Pledge Agreement
Exhibit N         -        Form of Subsidiary Security Agreement
Exhibit O         -        Form of Swing Loan Note
Exhibit P         -        Form of Trademark Security Agreement
Exhibit Q         -        Form of Tranche A Loan Note
Exhibit R         -        Form of Tranche B Loan Note
Exhibit S         -        Form of Borrower Loan Certificate
Exhibit T         -        Form of Subsidiary Loan Certificate
Exhibit U         -        Form of Parent Loan Certificate
Exhibit V         -        Form of Performance Certificate
Exhibit W         -        Form of Partnership Pledge Agreement

SCHEDULES

Schedule 1        -        Commitment Ratios
Schedule 2        -        Bank One Letter of Credit
Schedule 3        -        Liens
Schedule 4        -        Subordinated Debt
Schedule 4.1(c)   -        Partnerships/Joint Ventures/Subsidiaries
Schedule 4.1(d)   -        Capital Stock
Schedule 4.1(h)   -        Material Contracts; Labor Matters
Schedule 4.1(i)   -        Taxes
Schedule 4.1(l)   -        Investments and Guaranties

Schedule 4.1(m)   -        Liabilities; Litigation
Schedule 4.1(o)   -        Intellectual Property; Licenses
Schedule 4.1(u)   -        Insurance
Schedule 4.1(w)   -        Real Property
Schedule 4.1(x)   -        Environmental Matters
Schedule 4.1(z)   -        Change of Name; Tradenames
Schedule 5.11     -        Locations of Collateral
Schedule 5.15     -        Bank Accounts
Schedule 7.6      -        Affiliate Transactions

                                CREDIT AGREEMENT
                                      AMONG
   BULL RUN CORPORATION (TO BE RENAMED BR HOLDING, INC. IMMEDIATELY FOLLOWING CONSUMMATION OF THE MERGERS AS DEFINED HEREIN), CAPITAL SPORTS PROPERTIES,
      INC., HOST COMMUNICATIONS, INC., UNIVERSAL SPORTS AMERICA, INC. AND
                  DATASOUTH COMPUTER CORPORATION, AS BORROWERS,
   BR HOLDING, INC. (TO BE RENAMED BULL RUN CORPORATION IMMEDIATELY FOLLOWING
         CONSUMMATION OF THE MERGERS AS DEFINED HEREIN), AS A GUARANTOR
                          THE LENDERS SIGNATORY HERETO,
       BANK OF AMERICA, N.A. AND BANK ONE, KENTUCKY, NA, AS ISSUING BANKS
  FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT FOR THE ISSUING BANKS AND THE
                                    LENDERS
                                       AND
  BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE ISSUING BANKS AND THE
                                     LENDERS
                  dated as of the 17th day of December, 1999:


                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of February 15, 1999 (as amended from time to time prior to the date hereof, the "Bull Run Merger Agreement"), Capital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BR Holding, Inc., a Georgia corporation (to be renamed Bull Run Corporation immediately following consummation of the Mergers as defined herein, the "Parent") will merge with and into Capital Sports Properties, Inc., a Delaware corporation, Host Merger Sub, Inc., a Kentucky corporation and a wholly owned subsidiary of the Parent, will merge with and into Host Communications, Inc., a Kentucky corporation, and USA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent will merge with and into Universal Sports America, Inc., a Delaware corporation (such mergers being referred to herein as the "Bull Run Mergers"); and

         WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of August 5, 1999 (as amended from time to time prior to the date hereof, the "Parent Merger Agreement," and together with the Bull Run Merger Agreement, the "Merger Agreements"), Bull Run Merger Sub, Inc., a Georgia corporation and a wholly owned subsidiary of the Parent, will merge with and into Bull Run Corporation, a Georgia corporation (the "Parent Merger," and together with the Bull Run Mergers, the "Mergers"); and

         WHEREAS, following the Mergers, and pursuant to the terms of that certain Contribution Agreement to be entered into by and among Bull Run, Capital, Host and USA (as amended from time to time prior to the date hereof, the "Contribution Agreement"), certain transfers of the Capital Stock of Host, USA and Capital will be made by and among Bull Run, Host, USA and Capital (collectively, the "Contributions"), such that, after giving effect to the Contributions, Bull Run shall own, directly, one hundred percent (100%) of the issued and outstanding Capital Stock of each of Host, USA and Capital; and

         WHEREAS, each of the Borrowers has requested that the Agents, the Issuing Banks and the Lenders make available to it the Commitments, on the terms and conditions set forth herein, to, among other things, finance the Mergers, refinance existing Indebtedness, fund related transaction costs and the on-going working capital needs of the Borrowers, and finance the Borrowers' mutual and collective enterprise; and

         WHEREAS, in order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, the Agents and the Lenders will, at the request of any Borrower, make Loans to all Borrowers under the Commitments on a combined basis upon the terms and conditions set forth herein; and

         WHEREAS, the Borrowers' business is a mutual and collective enterprise, and the Borrowers believe that the consolidation of all Loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their credit relationship with the Agents and the Lenders, all to the mutual advantage of the Borrowers; and

         WHEREAS, the willingness of the Agents, the Issuing Banks and the Lenders to extend credit to the Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement is done solely as an accommodation to the Borrowers and at the Borrowers' request in furtherance of the Borrowers' mutual and collective enterprise; and

         WHEREAS, each Borrower has agreed to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

For the purposes of this Agreement:

         "Account Debtor" shall mean any Person who is obligated under an Account.

         "Accounts" shall mean all accounts, contract rights, chattel paper, instruments, drafts, acceptances and documents of each Borrower arising from the sale or lease of goods or the provision of services by each Borrower in the ordinary course of its business, whether secured or unsecured, billed or unbilled and whether now existing or hereafter created or arising, and "Account" shall mean any one of the foregoing.

         "Adjusted EBITDA" shall mean, with respect to the Borrowers and their respective Subsidiaries on a consolidated basis for any period, EBITDA for such period, plus, without duplication and to the extent not included in EBITDA for such period, except as reported by Host and USA prior to the Mergers, (a) cash option income received during such period, (b) cash interest income received during such period, (c) cash dividend income received during such period, and
(d) to the extent treated as an operating expense for such period, non-cash stock compensation expense.

         "Administrative Agent" shall mean Bank of America, N.A., acting as agent for the Issuing Banks and the Lenders, and any successor agent appointed pursuant to Section 9.12.

         "Administrative Agent's Office" shall mean the office of the Agent located at 600 Peachtree Street, N.E., 19th Floor, Atlanta, Georgia 30308, or such other office as may be designated pursuant to the provisions of Section
10.1 of this Agreement.

         "Advance" or "Advances" shall mean amounts of the Loans advanced by the Lenders to any of the Borrowers pursuant to Section 2.2 hereof on the occasion of any borrowing.

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with any Borrower, and any Person who is a director, officer or partner of any Borrower. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agents" shall mean, collectively, the Administrative Agent and the Syndication Agent.

         "Agreement" shall mean this Agreement.

         "Agreement Date" shall mean the date as of which this Agreement is dated.

         "Aggregate Commitment Ratios" shall mean the percentage in which the Lenders are severally bound to make Advances to the Borrowers under the Revolving Loan Commitment and the Term Loan Commitments, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

         "Aggregate Revolving Credit Obligations" shall mean, as of any particular time, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate stated amount of all Letter of Credit Obligations then outstanding, plus (c) the aggregate amount of all Swing Loans then outstanding.

         "Applicable Advance Percentage" shall mean, as of any period, the percentage set forth below for such period as adjusted by the Lenders after receipt of the results of a field audit of the Borrowers and from time to time thereafter as reasonably required by all of the Lenders:

           Applicable Period                               Applicable Advance
           -----------------                                   Percentage
                                                           ------------------
           Agreement Date through February 29, 2000               80%
           March 1, 2000 through August 31, 2000                  60%
           September 1, 2000 through November 30, 2000            90%
           December 1, 2000 through December 31, 2000             80%
           January 1, 2001 through February 28, 2001              70%

           March 1, 2001 through August 31, 2001                  60%
           September 1, 2001 through November 30, 2001            90%
           December 1, 2001 through December 31, 2001             80%
           January 1, 2002 through February 28, 2002              70%
           March 1, 2002 through August 31, 2002                  50%
           September 1, 2002 through Maturity Date                70%

         "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, laws, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Assignment and Assumption Agreement" shall mean a form of Assignment and Assumption Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which each Lender may, as further provided in
Section 10.5 hereof, sell or participate a portion of its Loans or Commitments.

         "Authorized Signatory" shall mean as to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

         "Available Letter of Credit Amount" shall mean, as of any particular time, an amount equal to the lesser of (a) $20,500,000 and (b) the Available Revolving Loan Commitment.

         "Available Revolving Loan Commitment" shall mean, as of any particular time, (a) the amount of the Revolving Loan Commitment minus (b) the Aggregate Revolving Credit Obligations then outstanding.

         "Availability Reserves" shall mean the amount of reserves which the Administrative Agent shall have established, in its reasonable discretion, as the Administrative Agent shall have determined necessary, including, without limitation, for (i) price adjustments and damages; (ii) unpaid rent or other charges due and owing to any landlord, bailee, or warehouseman of any leased premises where Collateral is located; and (iii) accrued but unpaid ad valorem and personal property tax liability.

         "Avoidance Provisions" shall have the meaning ascribed thereto in
Section 2.14(a) hereof.

         "Bank One Letter of Credit" shall mean that certain letter of credit no. S-6342 attached hereto as Schedule 2, issued on September 1, 1997 by Bank One Kentucky, NA on behalf of Host in favor of National Collegiate Athletic Association with an original face amount of $11,500,000 and an expiration date of September 10, 1998, as amended by that certain amendment number 1 to letter of credit dated as of October 5, 1998, pursuant to which the face amount of such letter of credit was increased to $12,500,000 and the expiration date of such letter of credit was extended to September 10, 1999 and that certain amendment number 2 to letter of credit dated as of October 20, 1999, pursuant to which the face amount of such letter of credit was increased to $14,500,000 (with quarterly reductions of such face amount to made in accordance with the terms thereof, which face amount as of the Agreement Date is $10,875,000) and the expiration date of such letter of credit was extended to September 10, 1999, as such letter of credit may be further amended, supplemented or otherwise modified from time to time.

         "Bank One Letter of Credit Agreement" shall mean that certain Application and Agreement for Irrevocable Standby Letter of Credit dated as of September 10, 1999, by and among Bank One, Kentucky, NA and Host, as such agreement may be amendment, supplemented or otherwise modified from time to time.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as now or hereafter amended, and any successor statute.

         "Base Rate" shall mean, at any time, a fluctuating and floating rate per annum equal to the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest announced publicly by the Administrative Agent from time to time, as its "prime rate" for the determination of interest rate loans of varying maturities in United States dollars to United States residents of varying degrees of credit worthiness. Such "prime rate" is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent, and the Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below such "prime rate". Each change in the prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Advance" shall mean an Advance which a Borrower requests to be made as a Base Rate Advance or which is converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof.

         "Borrower Pledge Agreement" shall mean that certain Borrower Pledge Agreement of even date herewith executed by the Borrowers in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit A, pursuant to which each of the Borrowers pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all of the Capital Stock, whether now owned or hereafter acquired, of their respective Subsidiaries (and, with respect to any wholly-owned foreign Subsidiary, 65% of such Capital Stock) and all other Capital Stock owned or hereafter acquired by any Borrower (other than the Tranche A Collateral), as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Borrowers" shall mean, collectively, Bull Run, Datasouth, Capital, Host, and USA and "Borrower" shall mean any one of the foregoing.

         "Borrowing Base" shall mean, at any particular time, the sum of (a) (i) Eligible Accounts, multiplied by (ii) the Applicable Advance Percentage; minus
(b) Availability Reserves.

         "Borrowing Base Certificate" shall mean a certificate of an Authorized Signatory substantially in the form of Exhibit B attached hereto.

         "Borrowing Base Deficiencies" shall mean any condition wherein the Aggregate Revolving Credit Obligations exceed the Borrowing Base as set forth on the most recent

Borrowing Base Certificate delivered to the Administrative Agent and the Lenders or as otherwise determined by the Administrative Agent.

         "Bull Run" shall mean Bull Run Corporation, a Georgia corporation, survivor of the merger of Bull Run Merger Sub, Inc., a Georgia corporation, with and into Bull Run Corporation, a Georgia corporation and to be renamed BR Holding, Inc., following consummation of the Mergers.

         "Bull Run Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Bull Run Mergers" shall have the meaning set forth in the recitals to this Agreement.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term "Business Day" shall also exclude any day in which banks are not open for dealings in deposits of United States dollars on the London interbank market.

         "Call Option" shall have the meaning set forth in the Robinson
Guaranty.

         "Capital" shall mean Capital Sports Properties, Inc., a Delaware corporation, survivor of the merger of Capital Merger Sub, Inc., a Delaware corporation, with and into Capital Sports Properties, Inc., a Delaware corporation.

         "Capital Expenditures" shall mean, for any period, on a consolidated basis for the Borrowers and their respective Subsidiaries, the aggregate of all expenditures made by any Borrower or any Subsidiary of any Borrower during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of such Borrower or such Subsidiary, excluding Capitalized Lease Obligations.

         "Capitalization" shall mean, as of any calculation date, on a consolidated basis for the Parent and its respective Subsidiaries, the sum of the following: (a) Net Worth, plus (b) Funded Debt.

         "Capital Stock" shall mean, as applied to any Person, any capital stock, general or limited partnership interests, limited liability company interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Change in Control" shall mean (a) with respect to the Parent, approval by the stockholders of the Parent of a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination which would result in (i) ownership of more than fifty percent (50%) of the voting Capital Stock of the Parent being acquired by any Person other than Robinson or management of the Borrowers as of the Agreement Date, or (ii) a change in the majority of the Board of Directors of the Parent; or (b) with respect to Bull Run, the Parent ceasing to own and control, free of any lien or encumbrance other than liens in favor of the Administrative Agent and the Lenders, one hundred percent (100%) of the outstanding capital stock thereof; or
(c) with respect to each of Capital, Host and USA, Bull Run ceasing to own and control, directly or indirectly, free of any Lien or encumbrance other than Liens in favor of the Administrative Agent and the Lenders, one hundred percent (100%) of the outstanding Capital Stock thereof; or (d) any Borrower sells all or substantially all of its assets.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise, and all other property of any Borrower that is now or hereafter in the possession or control of the Administrative Agent, the Issuing Banks or any Lender or on which the Administrative Agent, the Issuing Banks or any Lender has been granted a Lien.

         "Commitments" shall mean, collectively, the Revolving Loan Commitment and the Term Loan Commitments.

         "Contributing Borrower" shall have the meaning set forth in Section 2.14(d) hereof.

         "Contribution Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Contributions" shall have the meaning set forth in the recitals to this Agreement.

         "Customer Dispute" shall mean all instances in which (i) a customer of any Borrower has rejected or returned the goods and such return or rejection has been accepted by any Borrower as a valid return or rejection, or (ii) any customer of a Borrower has otherwise affirmatively asserted grounds for nonpayment of an Account, including, without limitation, any repossession of goods by any Borrower, or any claim by an Account Debtor of total or partial failure of delivery, set-off, counterclaim, breach of warranty or the performance of services.

         "Datasouth" shall mean Datasouth Computer Corporation, a Delaware corporation.

         "Date of Issue" shall mean the date on which an Issuing Bank issues a Letter of Credit pursuant to Section 2.16 hereof.

         "Debt Service" shall mean, for any period of determination, the sum of the following (determined without duplication) for the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP: (a) Interest Expense (including letter of credit fees) for such period (excluding, to the extent treated as an Interest Expense and not as an operating expense during such period, the Robinson Compensation Amount), (b) cash Dividends paid during such period (other than dividends paid by Host and USA prior to the Mergers), (c) the aggregate amount of all regularly scheduled payments of principal in respect of Indebtedness scheduled to be made during the twelve (12) month period immediately succeeding the applicable calculation date, excluding any payments of principal in respect of the Term Loans made or required to be made during such period, and excluding amounts due on the Maturity Date, and (d) the aggregate amount of Investments made pursuant to Section 7.5(e) during such period.

         "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" shall mean a simple per annum interest rate equal to,
(a) with respect to outstanding principal, the sum of (i) the applicable Interest Rate Basis, plus (ii) the applicable Interest Rate Margin, plus (iii) two percent (2%), and (b) with respect to all other Obligations, the sum of (i) the Base Rate, plus (ii) the Interest Rate Margin, plus (iii) two percent (2%).

         "Dividends" shall mean, any direct or indirect distribution, dividend, or payment to any Person on account of any Capital Stock of a Borrower or any Subsidiary of a Borrower.

         "EBITDA" shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for any period, Operating Income for such period, plus, without duplication and to the extent deducted from Operating Income for such period in the statement of operations, the sum of (a) Interest Expense, (b) income taxes, (c) depreciation and amortization expense, (d) equity in losses in Affiliates in which the Parent has a direct or indirect ownership interest in less than 100% of such Affiliate and (e) the Robinson Compensation Amount to the extent deducted from Operating Income or included in Interest Expense; less, without duplication, to the extent included in Operating Income, equity in earnings in Affiliates in which the Parent has a direct or indirect ownership interest in less than 100% of such Affiliate.

         "Eligible Accounts" shall mean, at any particular date, all Accounts of the Borrowers on a consolidated basis, but excluding each of the following
Accounts:

(a) Accounts (other than Accounts from corporate partners) with respect to which more than ninety (90) days have elapsed since the due date of the original invoice therefor or more than one hundred twenty (120) days have elapsed since the date of the original invoice therefor and Accounts from corporate partners with respect to which more than sixty (60) days have elapsed since the due date of the original invoice therefor or more than one hundred fifty (150) days have elapsed since the date of the original invoice therefor;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in Section 4.2 are not or have ceased to be complete and correct or have been breached;

(c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) as to which such Borrower has not performed, as of the applicable calculation date, all of its obligations then required to have been performed, including, without limitation, the delivery of merchandise or rendition of services applicable to such Account;

(e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in Title 11 of the United States Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) (i) those Accounts (other than Accounts covered under item (i) of this definition below) of Account Debtors for whom fifty percent (50%) or more of the aggregate dollar amount of such Account Debtor's outstanding Accounts are classified as ineligible under the other criteria other than this subsection set forth herein; or (ii) the aggregate dollar amount of all Accounts owed by the Account Debtor thereon exceeds twenty-five percent (25%) of the aggregate amount of all Accounts at such time, but only to the extent of such excess;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

(h) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

(i) which is owed by an Account Debtor to which any Borrower is indebted in any way, or which is subject to any right of setoff by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights;

(j) which is subject to any Customer Dispute, but only to the extent of such Customer Dispute;

(k) which are owed by the government of the United States, or any department, agency, public corporation, or other instrumentality thereof, unless all required procedures for the effective collateral assignment of the Account under the Federal Assignment of Claims Act of 1940 and any other steps necessary to perfect the Administrative Agent's security interest in such Account have been complied with to the Administrative Agent's reasonable satisfaction with respect to such Account;

(l) which is owed by any state, municipality, or other political subdivision of the United States, or any department, agency, public corporation, or other instrumentality thereof and as to which the Administrative Agent reasonably determines that its security interest therein is not or cannot be perfected;

(m) which represents a sale (i) on a bill-and-hold basis, or (ii) on a guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n) which is evidenced by a promissory note or other instrument or by chattel paper;

(o) if the Account Debtor thereunder is located in West Virginia, New Jersey or Minnesota unless if, at the time the Account was created and at all times thereafter, (a) such Borrower has filed and has maintained effective a current Notice of Business Activities Report with the appropriate office or agency of the State of West Virginia, New Jersey or Minnesota, as applicable, or (b) such Borrower was and has continued to be exempt from the filing of such Report and has provided the Administrative Agent with satisfactory evidence thereof;

(p) as to which the applicable Account Debtor has not been sent an invoice and the eventual due date is greater than one hundred eighty (180) days from the date when the Account is first counted in the Borrowing Base;

(q) which is not a bona fide, valid and, to the best of the Borrowers' knowledge, enforceable obligation of the Account Debtor thereunder;

(r) which are owed by an Account Debtor with whom any Borrower has any agreement or understanding for deductions from the Account, except for discounts or allowances which are made in the ordinary course of business for prompt payment or volume purchases and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

(s) which are not subject to a valid and continuing first priority Lien in favor of the Administrative Agent pursuant to the Security Documents as to which all action necessary or desirable to perfect such security interest shall have been taken, and to which such Borrower has good and marketable title, free and clear of any Liens (other than Liens in favor of the Administrative Agent);

(t) as to which the applicable Account Debtor has been invoiced more than ninety
(90) days preceding the due date for such invoice; or

(u) as to which a security agreement, financing statement, equivalent security or Lien instrument or continuation statement is on file or of record in any public office, except as may have been filed in favor of the Administrative Agent pursuant to the Security Documents.

         "Environmental Laws" shall mean any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time during the term hereof be in effect.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

         "ERISA Affiliate" shall mean any "affiliate" of any Borrower within the meaning of Section 414 of the Code.

         "Eurodollar Advance" shall mean an Advance which a Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof.

         "Eurodollar Advance Period" shall mean, for each Eurodollar Advance, each one, two, three, or six month period, as selected by the Borrowers pursuant to Section 2.2 hereof, during which the applicable Eurodollar Rate shall remain unchanged. Notwithstanding the foregoing, however: (i) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (ii) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

         "Eurodollar Basis" shall mean a simple per annum interest rate equal to the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall be rounded upward to the nearest one sixteenth of one percent (1/16%) and, once determined, shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

         "Eurodollar Rate" shall mean, for any Eurodollar Advance, the average (rounded upward to the nearest one sixteenth of one percent (1/16%)) of the interest rates per annum determined by the Administrative Agent as the offered rate for deposits in U.S. dollars for a period comparable to the Eurodollar Advance Period for such Eurodollar Advance appearing on the Telerate Page 3750 as of 11:00 a.m. London time, on the day that is two (2) London banking days prior making of such Eurodollar Advance. If at least two such rates appear on Telerate Page 3750, the rate for such Eurodollar Advance Period will be the arithmetic average of such rates, rounded to the fourth decimal place.

         "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" shall mean any of the events specified in Section
8.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 12:00 noon (Eastern time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Administrative Agent.

         "Fee Letters" shall mean those certain fee letters of even date herewith executed by the Borrowers and addressed to each of the Agents and the Lenders.

         "Funded Debt" shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis and without duplication, (i) all then currently outstanding obligations, liabilities and indebtedness of the types described in subsections (a) through (g) of the definition of Indebtedness set forth herein, including, but not limited to, all such obligations under the Loan Documents; provided, however, that Funded Debt shall only include obligations under subsection (g) of the definition of Indebtedness following the occurrence of a default under the applicable Interest Hedge Agreement or an Event of Default hereunder; plus (ii) indebtedness of the type described in subsection
(h) of the definition of Indebtedness but only from and after the date demand for payment is made under any Guaranty described therein.

         "Funding Borrower" shall have the meaning set forth in Section 2.14(d) hereof.

         "GAAP" shall mean, as in effect from time to time, United States generally accepted accounting principles consistently applied.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantors" shall mean, collectively, the Parent, Robinson and each Subsidiary of any Borrower that guarantees payment of the Obligations hereunder and under the other Loan Documents.

         "Guaranty" or "guaranteed," as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

         "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

         "Host" shall mean Host Communications, Inc., a Kentucky corporation, survivor of the merger of Host Merger Sub, Inc., a Kentucky corporation, with and into Host Communications, Inc., a Kentucky corporation.

         "Host Pledge Agreement" shall mean that certain Host Pledge Agreement of even date herewith executed by W. James Host in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit C, pursuant to which James Host pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, 1,113,067 shares of common stock of the Parent and warrants, options or purchase rights with respect to the purchase of 53,600 shares of common stock of the Parent, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Indebtedness" shall mean, with respect to the Parent and its Subsidiaries and without duplication, (a) any obligation for borrowed money; (b) any obligation evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any Capitalized Lease Obligation; (e) any obligation or liability of others secured by a Lien on property owned by any Borrower or any such Subsidiary, whether or not such obligation or liability is assumed, the amount of liability to be the fair market value of the property pledged; (f) any letter of credit issued for the account of any Borrower or any such Subsidiary; (g) any net payment obligation under any Interest Hedge Agreement; (h) any Guaranty; and (i) any other obligation or liability which is required by GAAP to be shown as a liability on a consolidated balance sheet of the Borrowers and their Subsidiaries (except items of shareholders' equity or Capital Stock or surplus or general contingency or deferred tax reserves or any other reserves required under GAAP).

         "Insolvency Proceeding" shall have the meaning set forth in Section
2.17.

         "Interest Expense" shall mean, for any period, interest expense of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and including capitalized and non-capitalized interest and the interest component of Capitalized Lease Obligations.

         "Interest Hedge Agreements" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Rate Basis" shall mean the Base Rate or the Eurodollar Basis, as appropriate.

         "Interest Rate Margin" shall mean 0.00% with respect to Base Rate Advances and 2.50% with respect to Eurodollar Advances.

         "Inventory" shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, materials and supplies of every nature which contribute to the finished products of the Borrowers in the ordinary course of their business, whether now owned or hereafter acquired by any Borrower.

         "Investment" shall have the meaning set forth in Section 7.5 hereof.

         "Issuing Banks" shall mean Bank of America, N.A., Bank One, Kentucky, NA, and any other Person who hereafter may be designated as an Issuing Bank pursuant to an Assignment and Assumption Agreement or otherwise; and "Issuing Bank" shall mean any one of the foregoing.

         "Lenders" shall mean those lenders whose names are set forth on the signature pages hereof under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with
Section 10.5 hereof; and "Lender" shall mean any one of the foregoing Lenders.

         "Letter of Credit Commitment" shall mean the several obligations of the Issuing Banks to issue Letters of Credit in an aggregate face amount from time to time not to exceed $20,500,000.

         "Letter of Credit Obligations" shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings of any Letters of Credit.

         "Letter of Credit Reserve Account" shall mean any account maintained by the Administrative Agent for the benefit of any Issuing Bank, the proceeds of which shall be applied as provided in Section 8.2(d) hereof.

         "Letters of Credit" shall mean letters of credit issued to support obligations of the Borrowers in the ordinary course of its business issued by an Issuing Bank on behalf of the Borrowers from time to time in accordance with
Section 2.16 hereof and shall include the Bank One Letter of Credit.

         "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

         "Loan Account" shall have the meaning set forth in Section 2.7 hereof.

         "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Fee Letters, the Bank One Letter of Credit Agreement, all Requests for Advance, all Borrowing Base Certificates, Interest Hedge Agreements between the Borrowers, on the one hand, and the Administrative Agent (or an affiliate of the Administrative Agent), one or more of the Issuing Banks (or an affiliate of an Issuing Bank) or one or more of the Lenders (or an affiliate of a Lender), on the other hand, and all other documents, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Loans" shall mean, collectively, the amounts advanced by the Lenders to the Borrowers under the Commitments, not to exceed the amount of the Commitments, and evidenced by the Notes, and shall include the Revolving Loans, the Tranche A Loan, the Tranche B Loan, and the Swing Loans.

         "Materially Adverse Effect" shall mean any materially adverse effect
(a) upon the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrowers and their Subsidiaries taken as a whole, or (b) upon the Collateral, or (c) upon the ability of the Borrowers and their Subsidiaries taken as a whole to perform under this Agreement or any other Loan Document, or (d) upon the rights, benefits or interests of the Administrative Agent, the Issuing Banks or the Lenders in or to this Agreement, any other Loan Document or the Collateral, in each case, resulting from any act, omission, situation, status, event, or undertaking, either singly or taken together.

         "Maturity Date" shall mean December 17, 2002, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise) in accordance with the terms hereof.

         "Maximum Borrower Liability" shall have the meaning assigned thereto in
Section 2.14(a) hereof.

         "Merger Agreements" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Documents" shall mean the Merger Agreements and all material documents, instruments and other agreements executed and delivered in connection therewith or contemplated thereby.

         "Mergers" shall have the meaning set forth in the recitals to this Agreement.

         "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust or other instrument encumbering or transferring title (in fee simple or leasehold) to real property, in form and substance satisfactory to the Administrative Agent, by which any Borrower or any of its Subsidiaries grants a mortgage to the Administrative Agent for its benefit and the benefit of the Issuing Banks and the Lenders, in real estate owned or leased by such Borrower or such Subsidiary.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "NCAA Contract" shall mean that certain Corporate Partner License Agreement dated as of September 1, 1997 by and among Host and the National Collegiate Athletic Association, and any contract with terms and conditions which (taken as a whole) are no less favorable to Host than such Corporate Partner License Agreement, executed by Host and CBS Corporation in replacement thereof.

         "Necessary Authorizations" shall mean all material authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrowers and the sale of their Inventory.

         "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets by any Borrower or any issuance by any Borrower of any Capital Stock or the incurrence by any Borrower of any Funded Debt (other than the Obligations), the aggregate amount of cash received for such assets or Capital Stock, or as a result of such Funded Debt, net of (i) reasonable and customary transaction costs, (ii) taxes, in each case properly attributable to such transaction and payable by such Borrower or its shareholders in connection with such sale, lease, transfer or other disposition of assets or the issuance of any Capital Stock or the incurrence of any Funded Debt, including, without limitation, sales commissions and underwriting discounts payable to Persons who are not Affiliates of any Borrower, and (iii) in the case of a sale, transfer or other disposition of assets, net of all payments required to be made by the Borrowers as a result of such event to repay Indebtedness (other than the Loans) secured by such asset.

         "Net Income" shall mean, for any period, the consolidated net income (or deficit) of the Borrowers and their respective Subsidiaries for such period, determined in accordance with GAAP.

         "Net Worth" shall mean, as of any date and with respect to any Person, such Person's total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person as of such date prepared on a consolidated basis.

         "Notes" shall mean, collectively, the Term Loan Notes, the Revolving Loan Notes and the Swing Loan Note.

         "Notice of Conversion/Continuation" shall mean a notice in substantially the form of Exhibit D attached hereto.

         "Obligations" shall mean (a) all payment and performance obligations of each Borrower to the Lenders, the Issuing Banks and the Agents under this Agreement and the other Loan Documents (including all Letters of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time, or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay an amount equal to the amount of any and all damages which the Agents, the Issuing Banks and the Lenders, or any of them, may suffer by reason of a breach by any Borrower of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any obligations of any Borrower to the Agents (or an affiliate of the Agents) or any Lender (or an affiliate of a Lender) under any Interest Hedge Agreement permitted hereunder.

         "Operating Income" shall mean for any period, the consolidated net income (or deficit) from operations of the Borrowers and their respective Subsidiaries for such period, determined in accordance with GAAP.

         "Other Debtor Relief Law" shall have the meaning set forth in Section 2.14(a) hereof.

         "Parent" shall have the meaning set forth in the recitals to this Agreement.

         "Parent Merger" shall have the meaning set forth in the recitals to this Agreement.

         "Parent Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Parent Pledge Agreement" shall mean that certain Parent Pledge Agreement of even date herewith executed by the Parent in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit E, pursuant to which the Parent pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all of the capital stock, whether now owned or hereafter acquired, of Bull Run, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Partnership Pledge Agreement" shall mean that certain Partnership Pledge Agreement of even date herewith executed by the Robinson-Prather Partnership in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit W, pursuant to which the Robinson-Prather Partnership pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, 1,284,000 shares of Capital Stock of the Parent, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Payment Date" shall mean the last day of each Eurodollar Advance Period for a Eurodollar Advance.

         "Permitted Liens" shall mean, as applied to any Person:

         Any Lien in favor of the Administrative Agent, the Issuing Banks or the Lenders given to secure the Obligations;

         (i) Liens on real estate for real estate taxes not yet delinquent and
(ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims (other than any Lien imposed pursuant to any of the provisions of ERISA) not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only if such Lien would not reasonably be expected to have a Materially Adverse Effect either on the rights of the Administrative Agent, or the Administrative Agent's Lien, in any of the Collateral;

         (ii) Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor, but only if such Liens are junior in priority to the Liens in favor of the Administrative Agent;

         (iii) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits;

         (iv) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which in the reasonable opinion of the Administrative Agent do not interfere with the ordinary conduct of the business of such Person or materially affect the value of any Collateral;

         (v) Purchase money security interests and liens arising in connection with Capitalized Lease Obligations provided that any such Lien attaches only to the asset so purchased or leased by such Person and secures only Indebtedness incurred by such Person in order to purchase or lease such asset, but only to the extent permitted by Section 7.1(d) hereof;

         (vi) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (vii) Liens on assets of the Borrowers existing on the Agreement Date which are set forth on Schedule 3 attached hereto; and

         (viii) At any time after exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), Liens in favor of Robinson with respect to the Call Option Collateral (as defined in the Robinson Guaranty).

         "Person" shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA or any other plan maintained for employees of any Person or any Affiliate of such Person.

         "Pledge Agreements" shall mean, collectively, the Borrower Pledge Agreement, the Purpose Credit Borrower Pledge Agreement, the Parent Pledge Agreement, the Partnership Pledge Agreement, the Subsidiary Pledge Agreement and the Host Pledge Agreement.

         "Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by any Borrower or any Subsidiary of any Borrower (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

         "Purpose Credit Borrower Pledge Agreement" shall mean that certain Purpose Credit Borrower Pledge Agreement of even date herewith executed by the Borrowers in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit F, pursuant to which each of the Borrowers pledges to the Administrative Agent for its benefit and for the benefit of the Issuing Banks and the Lenders, the Tranche A Collateral, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Reimbursement Obligations" shall mean the payment obligations of the Borrowers under Section 2.16(d) hereof.

         "Replacement Event" shall have the meaning ascribed thereto in Section
10.16 hereof.

         "Replacement Lender" shall have the meaning ascribed thereto in Section
10.16 hereof.

         "Reportable Event" shall have the meaning set forth in Section 4043(c) of ERISA and the regulations thereunder, but shall not include any event which is not subject to the thirty (30) day notice requirement of such regulations other than 29 Code of Federal Regulations Sections 2615.11, 2615.12 and 2615.19.

         "Request for Advance" shall mean any certificate signed by an Authorized Signatory requesting on behalf of a Borrower an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit G attached hereto. Each Request for Advance shall, among other things, specify the date of the Advance, which shall be a Business Day, the amount of the Advance, and the type of Advance.

         "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of a Borrower requesting that an Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit H attached hereto, and shall, among other things, specify
(a) the stated amount of the Letter of Credit (which shall be in

United States Dollars), (b) the effective date (which shall be a Business Day) for the issuance of such Letter of Credit, (c) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.16(a) hereof), (d) the Person for whose benefit such Letter of Credit is to be issued, (d) other relevant terms of such Letter of Credit, and (f) the Available Letter of Credit Amount as of the scheduled date of issuance of such Letter of Credit.

         "Restricted Payment" shall mean (a) Dividends, (b) any payment of management, consulting or similar fees payable by any Borrower or any Subsidiary of any Borrower to any Affiliate, excluding payments made to any other Borrower and (c) payment or other distribution made by any Borrower or any Subsidiary of any Borrower to the Parent, including, without limitation, any such payment or other distribution to the Parent for the purpose of making any payment (including any payment of principal or interest) on the Subordinated Debt.

         "Restricted Purchase" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Capital Stock of any Borrower or any Subsidiary of any Borrower or of the Parent.

         "Revolving Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make Advances to the Borrowers under the Revolving Loan Commitment, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

         "Revolving Loan Commitment" shall mean the several obligations of the Lenders to advance the aggregate amount of up to $35,000,000 to the Borrowers on or after the Agreement Date, in accordance with their respective Revolving Commitment Ratios, pursuant to the terms hereof, and as such amount may be reduced from time to time, pursuant to the terms hereof.

         "Revolving Loan Notes" shall mean those certain promissory notes of even date in the aggregate principal amount of $35,000,000, issued by the Borrowers to each of the Lenders and substantially in the form of Exhibit I attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

         "Revolving Loans" shall mean, collectively, the amounts advanced from time to time by the Lenders to the Borrowers under the Revolving Loan Commitment, not to exceed the amount of the Revolving Loan Commitment, and evidenced by the Revolving Loan Notes.

         "Robinson" shall mean J. Mack Robinson, a Georgia resident, and his heirs, legal representatives, successors and assigns.

         "Robinson Compensation Amount" shall mean the amount of any non-cash compensation, in the form of shares of common stock of the Parent, paid to Robinson in exchange for the Robinson Guaranty.

         "Robinson Guaranty" shall mean that certain Guaranty and Call Agreement of even date herewith between Robinson and the Administrative Agent, on its behalf, and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit J attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Security Agreement" shall mean that certain Security Agreement of even date herewith among the Borrowers and the Administrative Agent, on its behalf and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit K hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Security Documents" shall mean, collectively, the Security Agreement, the Subsidiary Security Agreement, the Trademark Security Agreement, the Pledge Agreements, the Mortgages, all UCC-1 financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

         "Settlement Date" shall have the meaning ascribed thereto in Section 2.2(g) hereof.

         "Subordinated Debt" shall mean Indebtedness evidenced by the Subordinated Note.

         "Subordinated Note" shall mean, collectively, those certain Subordinated Notes of even date herewith issued by the Parent in favor of the former shareholders of Host, Capital and USA identified on Schedule 4, in the original principal amounts as listed on Schedule 4, not to exceed $20,000,000 in the aggregate, and the agreements, instruments and documents related thereto.

         "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which fifty percent (50%) or more of the outstanding partnership or limited liability company interests having ordinary voting power to elect the general partner or a majority of the managers, members or other governing board, regardless of the existence at the time of a right of the holders of any class or classes of securities of such entity to exercise such voting power by reason of the happening of any contingency is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

         "Subsidiary Guaranty" shall mean that certain Subsidiary Guaranty among certain direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries) and the Administrative Agent, on its behalf, and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit L attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" shall mean that certain Subsidiary Pledge Agreement executed by certain direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries) which has any Subsidiaries in favor of the Administrative Agent, in substantially the form attached hereto as Exhibit M, pursuant to which each of such Subsidiaries pledges to the Administrative Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all of the Capital Stock, whether now owned or hereafter acquired, of their respective Subsidiaries (and, with respect to any wholly-owned foreign Subsidiary, 65% of such Capital Stock), as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Subsidiary Security Agreement" shall mean that certain Subsidiary Security Agreement among certain direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries) and the Administrative Agent, on its behalf and on behalf of the Lenders and the Issuing Banks, substantially in the form of Exhibit N hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Swing Bank" shall mean Bank of America, N.A.

         "Swing Loan Note" shall mean that certain promissory note of even date in the aggregate principal amount of $5,000,000, issued by the Borrowers to the Swing Bank and substantially in the form of Exhibit O attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

         "Swing Loans" shall mean any Loans made to the Borrowers by the Swing Bank from time to time, in accordance with Section 2.2(g) hereof.

         "Syndication Agent" shall mean First Union National Bank.

         "Term Loan Obligations" shall mean, collectively, any and all Obligations of the Borrowers to pay to the Administrative Agent and the Lenders the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Term Loans or the Term Loan Notes.

         "Term Loan Notes" shall mean, collectively, the Tranche A Loan Notes and the Tranche B Loan Notes.

         "Term Loans" shall mean, collectively, the Tranche A Loan and the Tranche B Loan.

         "Term Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make Advances to the Borrowers under the Term Loan Commitment, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 1 attached hereto.

         "Term Loan Commitments" shall mean, collectively, the Tranche A Loan Commitment and the Tranche B Loan Commitment.

         "Term Loan Notes" shall mean, collectively, the Tranche A Loan Notes and the Tranche B Loan Notes.

         "Trademark Security Agreement" shall mean, collectively, any Trademark Security Agreement among the Borrowers or any Subsidiaries of the Borrowers and the Administrative Agent, on its behalf and on behalf of the Issuing Banks and the Lenders, substantially in the form of Exhibit P, as any such agreement shall be modified, amended or restated from time to time hereafter.

         "Tranche A Collateral" shall mean the collateral pledged to the Administrative Agent for the benefit of itself, the Issuing Banks and the Lenders pursuant to the Purpose Credit Borrower Pledge Agreement.

         "Tranche A Loan" shall mean, collectively, the amounts advanced by the Lenders to the Borrowers on the Agreement Date under the Tranche A Loan Commitment, not to exceed the amount of the Tranche A Loan Commitment, and evidenced by the Tranche A Loan Notes.

         "Tranche A Loan Commitment" shall mean the several obligations of the Lenders to advance the sum of $33,250,000 on the Agreement Date, in accordance with their respective Term Commitment Ratios, to the Borrowers pursuant to the terms hereof.

         "Tranche A Loan Notes" shall mean those certain Tranche A Promissory Notes of even date herewith in the aggregate principal amount of $33,250,000, in substantially the form of Exhibit Q attached hereto, and any amendments, replacements, extensions or renewals thereof.

         "Tranche A Loan Obligations" shall mean, collectively, any and all Obligations of the Borrowers to pay to the Administrative Agent and the Lenders the principal of, interest or fees on, collection costs for, or any other sums owing in respect of the Tranche A Loan or the Tranche A Loan Notes.

         "Tranche B Loan" shall mean, collectively, the amounts advanced by the Lenders to the Borrowers on the Agreement Date under the Tranche B Loan Commitment, not to exceed the amount of the Tranche B Loan Commitment, and evidenced by the Tranche B Loan Notes.

         "Tranche B Loan Commitment" shall mean the several obligations of the Lenders to advance the sum of $61,750,000, on the Agreement Date, in accordance with their respective Term Commitment Ratios, to the Borrowers pursuant to the terms hereof.

         "Tranche B Loan Notes" shall mean those certain Tranche B Promissory Notes of even date herewith in the aggregate principal amount of $61,750,000, in substantially the form of Exhibit R attached hereto, and any amendments, replacements, extensions or renewals thereof.

         "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

         "USA" shall mean Universal Sports America, Inc., a Delaware corporation, survivor of the merger of USA Merger Sub, Inc., a Delaware corporation, with and into Universal Sports America, Inc., a Delaware corporation.

         Each definition of an agreement in this Article 1 shall include such instrument or agreement as modified, amended, supplemented or otherwise modified from time to time with, if required, the prior written consent of all of the Lenders, except as provided in Section 10.12 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section
10.12 hereof. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrowers on a consolidated basis with their respective Subsidiaries.

                                    ARTICLE 2

                THE LOANS, THE LETTERS OF CREDIT AND THE GUARANTY

2.1 (a) Extension of Credit. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders have extended and agree, severally in accordance with their respective Revolving Commitment Ratios and Term Commitment Ratios, and not jointly, to extend credit to the Borrowers in an aggregate principal amount not to exceed One Hundred Thirty Million Dollars ($130,000,000).

         (b) The Revolving Loans. The Lenders agree, severally in accordance with their respective Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrowers, prior to the Maturity Date, amounts which in the aggregate at any one time outstanding do not exceed the lesser of (i) the Borrowing Base and (ii) the Available Revolving Loan Commitment. Subject to the terms and conditions hereof and prior to the Maturity Date, Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis.

         (c) The Tranche A Loan. The Lenders agree, severally in accordance with their respective Term Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers on the Agreement Date, an amount not to exceed, in the aggregate, the amount of the Tranche A Loan Commitment. After the Agreement Date, Loans under the Tranche A Loan Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2(b)(ii) and Section 2.2(c)(ii) below in order to reborrow Base Rate Advances or Eurodollar Advances for new Eurodollar Advance Periods; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Tranche A Loan Commitment at any time after the Agreement Date.

         (d) The Tranche B Loan. The Lenders agree, severally in accordance with their respective Term Commitment Ratios relating to the Tranche B Loan Commitment and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers on the Agreement Date, an amount not to exceed, in the aggregate, the amount of the Tranche B Loan Commitment. After the Agreement Date, Loans under the Tranche B Loan Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2(b)(ii) and Section 2.2(c)(ii) below in order to reborrow Base Rate Advances or Eurodollar Advances for new Eurodollar Advance Periods; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Tranche B Loan Commitment at any time after the Agreement Date.

         (e) The Swing Loans. Subject to the terms and conditions hereof, the Swing Bank, in its sole discretion, may from time to time after the Agreement Date but prior to the Maturity Date, make Swing Loans to the Borrowers in an aggregate principal amount not to exceed at any time outstanding the lesser of
(i) the Swing Bank's pro rata share (in accordance with its Commitment Ratio) of the Available Revolving Loan Commitment, (ii) the excess of (x) the Swing Bank's pro rata share (in accordance with its Revolving Loan Commitment Ratio) of the Revolving Loan Commitment over (y) the aggregate outstanding principal amount of Swing Loans and Revolving Loans made by it and the Swing Bank's pro rata share of the outstanding Letter of Credit Obligations, and (iii) $5,000,000.

         (f) The Letters of Credit. Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrowers pursuant to Section 2.16 hereof in an aggregate outstanding face amount for all Issuing Banks, not to exceed the Letter of Credit Commitment at any time.

         (g) Borrowing Base Deficiencies. If at any time the Aggregate Revolving Credit Obligations exceed the Borrowing Base, the Revolving Loan Commitment or any other applicable limitation set forth in this Agreement, such Aggregate Revolving Credit Obligations shall nevertheless constitute Obligations that are secured by the Collateral and are entitled to all benefits thereof. In no event, however, shall the Borrowers have any right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swing Loan, or (iii) request the issuance of any Letter of Credit, if, before or after giving effect thereto, there shall exist a Default or a Borrowing Base Deficiency. In the event that (i) the Lenders, in their sole and absolute discretion, shall make any Revolving Loans, or (ii) any Issuing Bank shall, in its sole and absolute discretion (subject to the terms and conditions set forth in this Agreement), agree to the issuance of any Letter of Credit, which in any such case give rise to a Borrowing Base Deficiency, the Borrowers shall make a payment on the Obligations to be applied to the Revolving Loans, to the Letter of Credit Reserve Account, or to the Swing Loans, as appropriate, within five (5) Business Days in an aggregate principal amount equal to such Borrowing Base Deficiency. Additionally, in no event shall the Borrowers have the right to receive any Advance of a Revolving Loan in an amount which exceeds the lesser of (i) the Borrowing Base and (ii) the Available Revolving Loan Commitment.

2.2      Manner of Borrowing and Disbursement of Loans.

         (a) Choice of Interest Rate, etc. Any Advance shall, at the option of the Borrowers, be made either as a Base Rate Advance or as a Eurodollar Advance (except for the first two (2) Business Days after the Agreement Date, during which period the Loans shall bear interest as a Base Rate Advance); provided, however, that (i) if the Borrowers fail to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on the Payment Date, and (ii) the Borrowers may not select a Eurodollar Advance (A) with respect to Swing Loans, (B) with respect to an Advance, the proceeds of which are to reimburse an Issuing Bank pursuant to
Section 2.16 hereof, or (C) if, at the time of such Advance, a Default or an Event of Default has occurred and is continuing. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Eastern time) in order for such Business Day to count toward the minimum number of Business Days required.

         (b) Base Rate Advances.

                  (i) Initial and Subsequent Advances. A Borrower shall give the Administrative Agent, in the case of Base Rate Advances, not later than 11:00 a.m. (Eastern time) on the Business Day of a proposed Advance, irrevocable prior notice by telephone or telecopy and shall confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by a Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Notwithstanding the foregoing, in the event that a Borrower requests a Swing Loan, and the Swing Bank elects not to make such Swing Loan, for any reason other than the existence of a Default or insufficient availability, such Borrower shall be deemed to have requested a Base Rate Advance to be made on such date.

                 (ii) Repayments and Conversions. A Borrower may (a) at any time repay or prepay a Base Rate Advance, or (b) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal thereof to one or more Eurodollar Advances. Upon the date indicated by such Borrower, such Base Rate Advance shall be so repaid or converted, as applicable.

         (c) Eurodollar Advances.

                  (i) Initial and Subsequent Advances. A Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior notice by telephone or telecopy and shall immediately confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by a Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given.

                  (ii) Repayments, Continuations and Conversions. At least three
(3) Business Days prior to each Payment Date for a Eurodollar Advance, a Borrower shall give the Administrative Agent written notice in the form of a Notice of Continuation/Conversion specifying whether all or a portion of any Eurodollar Advance outstanding on such Payment Date (a) is to be continued in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period which such Borrower shall have selected for such new Eurodollar Advance, (b) is to be converted in whole or in part to a Base Rate Advance, or (c) is to be repaid and not continued or converted. Upon such Payment Date, such Eurodollar Advance will, subject to the provisions hereof, be so repaid, continued or converted, as applicable.

                  (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of no less than $500,000 and in an integral multiple of $100,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed six (6).

         (d) Notification of Lenders. Upon receipt of a (i) Request for Advance or a telephone or telecopy request for Advance, (ii) notification from an Issuing Bank that a draw has been made under any Letter of Credit, or (iii) notice from a Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender's portion of any such Advance. Each Lender shall, not later than 12:00 noon (Eastern time) on the date specified for such Advance in such notice, make available to the Administrative Agent at the Administrative Agent's office, or at such account as the Administrative Agent shall designate, the amount of such Lender's portion of the Advance in immediately available funds.

         (e) Disbursement. Prior to 1:00 p.m. (Eastern time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders to the Borrowers. Unless the Administrative Agent shall have received notice from a Lender prior to 12:30 p.m. (Eastern time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the Borrowers such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that a Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such non-funding Lender's Aggregate Commitment Ratios shall be excluded from the calculation of the required percentages for the definition of Majority Lenders, and (ii) shall not be entitled to receive any payments of principal, interest or fees from the Administrative Agent (or the other Lenders) in respect of its Loans.

         (f) Deemed Request for Advance. Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of a Revolving Loan made pursuant thereto may be dispersed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance. The Administrative Agent and the Lenders shall have no obligation to any of the Borrowers to honor any deemed Request for Advance, but may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and without regard to the existence or creation of a Borrowing Base Deficiency.

         (g) Special Provisions Pertaining to Swing Loans.

                  (i) A Borrower shall give the Administrative Agent written notice in the form of a Request for Advance, or notice by telephone or telecopy no later than 11:00 a.m. (Eastern time) on the date on which such Borrower wishes to receive an Advance of any Swing Loan followed immediately by a Request for Advance; provided, however, that the failure by a Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given; provided further, however, that any request by a Borrower for a Base Rate Loan under the Revolving Loan Commitment shall be deemed to be a request for a Swing Loan unless such Borrower specifically request otherwise. If the Swing Bank, in its sole discretion, elects to make the requested Swing Loan, the Advance shall be made on the date specified in the notice or the Request for Advance and such notice or Request for Advance shall specify (i) the amount of the requested Advance, and (ii) instructions for the disbursement of the proceeds of the requested Advance. The Swing Bank shall have no duty or obligation to make any Swing Loans hereunder and the Swing Bank shall not make any Swing Loans unless, on the date of the requested Advance thereof, the Borrowers satisfy each of the conditions precedent to an Advance set forth in
Section 3.2 hereof. In the event the Swing Bank in its sole and absolute discretion elects to make any requested Swing Loan, the Swing Bank shall make the proceeds of such Swing Loan available to a Borrower in accordance with the applicable notice or Request for Advance. If the Swing Bank elects not to fund such Request for Advance as a Swing Loan, so long as on the date of the requested Advance the Borrowers satisfy each of the conditions precedent to an Advance set forth in Section 3.2 hereof, such Request for Advance shall be funded in accordance with subsection (b) of this Section 2.2.

                  (ii) The Administrative Agent shall notify each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Swing Loans outstanding as of 3:00 p.m. (Eastern time) as of such date and each Lender's pro rata share thereof. Each Lender shall before 2:00 p.m. (Eastern time) on the next Business Day (the "Settlement Date") make available to the Administrative Agent, in immediate available funds, the amount of its pro rata share of such principal amount of Swing Loans outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 3.2. The Administrative Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Bank. All interest due on the Swing Loans prior to the Settlement Date shall be payable to the Swing Bank. Additionally, If at any time any Swing Loans are outstanding, any of the events described in clauses (g) or (h) of Section 8.1 hereof shall have occurred, then each Lender shall automatically upon the occurrence of such event and without any action on the part of the Swing Bank, the Borrowers, the Administrative Agent or the Lenders be deemed to have purchased an undivided participation in the principal and interest of all Swing Loans then outstanding in an amount equal to such Lender's Revolving Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent for the account of the Swing Bank in immediately available funds, the amount of such Lender's participation (and upon receipt thereof, the Swing Bank shall deliver to such Lender a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Swing Loans hereunder shall be subject to the terms and conditions of Section 2.2(e) hereof.

2.3      Interest

         (a) On Loans. Interest on Advances under the Revolving Loans and interest on the Term Loans, subject to Section 2.3(b) and (c) hereof, shall be payable as follows:

                  (i) On Base Rate Advances. Interest on each Base Rate Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of 360 days and shall be payable on April 1, 2000 for the time period from the Agreement Date through March 31, 2000 and thereafter, quarterly in arrears on the first day of each quarter for the prior quarter. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Base Rate Advance made with respect to the Revolving Loans and the Term Loans at the simple per annum interest rate equal to the sum of (i) the Base Rate, plus (ii) the applicable Interest Rate Margin.

                  (ii) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a hypothetical 360-day year for the actual number of days elapsed and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the Eurodollar Advance Period for such Advance is greater than three (3) months, on each three (3) month anniversary of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Eurodollar Advance made with respect to the Revolving Loans and the Term Loans at a rate per annum equal to the sum of (i) the Eurodollar Basis applicable to such Eurodollar Advance, and (ii) the applicable Interest Rate Margin.

                  (iii) If No Notice of Selection of Interest Rate. If a Borrower fails to give the Administrative Agent timely notice of the selection of a Eurodollar Basis, or if the Administrative Agent is unable to timely determine a Eurodollar Basis for any Advance, the Base Rate shall apply to such Advance. If a Borrower fails to elect to reborrow any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

         (b) On Swing Loans. Interest on Swing Loans shall accrue at the simple per annum interest rate equal to the sum of (i) the Base Rate, and (ii) the applicable Interest Rate Margin in effect for Base Rate Advances from time to time. Interest on Swing Loans shall be computed for the actual number of days elapsed on the basis of a hypothetical year of 360 days and shall be payable on the earliest of (A) demand by the Swing Bank, (B) in arrears on the first day of each month, commencing on February 1, 2000, and (C) the Maturity Date.

         (c) Upon Default. Upon the occurrence of an Event of Default, interest on the outstanding Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with
Section 10.12 hereof, (ii) agreement by all of the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (i) accelerate the maturity of the Loans, (ii) terminate the Commitments, or (iii) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

         (d) Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

2.4      Fees.

         (a) Fee Letter. The Borrowers, jointly and severally, agree to pay to the Agents and the Lenders such fees as are set forth in the Fee Letters.

         (b) Unused Line Fee. The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of the Lenders, in accordance with the Lenders' Revolving Commitment Ratios, an unused line fee on the amount of
(i) the Revolving Loan Commitment, minus (ii) the Aggregate Revolving Credit Obligations then outstanding, for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a rate of one-quarter of one percent (0.25%) per annum. Such unused line fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable on April 1, 2000 for the time period from the Agreement Date through March 31, 2000 and thereafter, quarterly in arrears for each fiscal quarter on the first (1st ) day of each fiscal quarter for the immediately preceding fiscal quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

         (c) Letter of Credit Fees.

                  (i) The Borrowers shall pay to the Lenders, in accordance with the Lenders' respective Revolving Commitment Ratios, a fee on the stated amount of any outstanding Letters of Credit for each day from the Date of Issue through the expiration date of each Letter of Credit (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Letter of Credit Obligations equal to the applicable Interest Rate Margin in effect from time to time with respect to Eurodollar Advances under the Revolving Loan Commitment. Such Letter of Credit fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable on April 1, 2000 for the time period from the Agreement Date through March 31, 2000 and thereafter, quarterly in arrears for each fiscal quarter on the first day of each quarter for the immediately preceeding calendar quarter, and if then unpaid, on the Maturity Date (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

                  (ii) The Borrowers shall also pay to each Issuing Bank (A) a fee on the stated amount of each Letter of Credit issued by such Issuing Bank for each day from the Date of Issue through the expiration date of each such Letter of Credit (or any earlier prepayment in full of the Obligations) at a rate of one-eighth of one percent (.125%) per annum, which fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable on April 1, 2000 for the time period from the Agreement Date through March 31, 2000 and thereafter, quarterly in arrears on the first day of each fiscal quarter for the immediately preceding fiscal quarter, and, if unpaid on the Maturity Date (or any earlier prepayment in full of the Obligations) and (B) any customary fees charged by the Issuing Banks for issuance and administration of such Letters of Credit. The foregoing fees shall be fully earned when due, and non-refundable when paid.

2.5      Prepayment/Reduction of Commitment.

         (a) The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty, and without notice, and the principal amount of any Eurodollar Advance may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrowers shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section
2.9 hereof. Each notice of prepayment shall be irrevocable, and each such prepayment shall include the accrued interest on the amount so prepaid. Upon receipt of any notice of prepayment or, in the case of Base Rate Advances, the receipt of such payment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment. Notwithstanding the foregoing, the Borrowers shall not make any prepayment of the Revolving Loans unless and until the balance of the Swing Loans then outstanding is zero. Other than with respect to (i) amounts required to be applied to the Loans pursuant to Section 5.15 hereof or (ii) Swing Loans, prepayments of principal hereunder shall be in minimum amounts of $500,000 and integral multiples of $100,000 in excess thereof. Each such prepayment of Advances outstanding under the Tranche A Loan shall permanently reduce the Tranche A Loan Commitment by a corresponding amount and shall be applied to the amount of principal payments due under Section 2.6(c) hereof, and each such prepayment of Advances outstanding under the Tranche B Loan shall permanently reduce the Tranche B Loan Commitment by a corresponding amount and shall also be applied to the amount of principal payments due under Section 2.6(c) hereof; provided, however, that the Borrowers shall not make any prepayment of amounts outstanding under the Tranche A Loan (other than prepayments made with the proceeds of the Tranche A Collateral) until the Tranche B Loan has been paid in full. Any prepayment of Advances outstanding under the Revolving Loan Commitment shall not reduce the Revolving Loan Commitment.

         (b) The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least five
(5) Business Days' prior written notice to the Administrative Agent, without premium or penalty except as may be set forth herein, to cancel or reduce permanently all or a portion of the Revolving Loan Commitment on a pro rata basis among the Lenders in accordance with the Revolving Commitment Ratios, provided that any such partial reduction shall be made in an amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitment shall be permanently reduced to the amount stated in the Borrowers' notice for all purposes herein, and the Borrowers shall pay to the Administrative Agent for the account of the Lenders the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount of the Revolving Loan Commitment as so reduced, together with accrued interest on the amount so prepaid and the unused line fee set forth in
Section 2.4(b) accrued through the date of the reduction with respect to the amount reduced, and shall reimburse the Agents and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.9.

2.6      Repayment.

         (a) The Swing Loans. The Swing Loans shall be due and payable in full on the earlier of (i) the Settlement Date next succeeding the date of borrowing of such Swing Loan, (ii) demand by the Swing Bank, and (iii) the Maturity Date. In addition, the proceeds of any Revolving Loan made to the Borrowers shall first be used to repay any then outstanding Swing Loans. In the event that prior to the occurrence of an event described in clauses (g) or (h) of Section 8.1 hereof, the Swing Bank shall make demand for payment of all or any portion of the Swing Loans then outstanding, and on any Settlement Date, the Borrowers shall be deemed to have irrevocably requested a Base Rate Advance under the Revolving Loan Commitment in the amount of the Swing Loans then due and payable; provided, however, that the notice provisions otherwise applicable to Base Rate Advances shall not apply in such case. Each Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof regardless of whether any Default or Event of Default (other than an Event of Default described in clauses (g) or (h) of Section 8.1 hereof) then exists or would be caused thereby. If at any time that any Swing Loans are outstanding, any of the events described in clauses (g) or (h) of Section 8.1 hereof shall have occurred, then each Lender shall, automatically upon the occurrence of any such event and without any action on the part of the Swing Bank, the Borrowers, the Administrative Agent or the Lenders, be deemed to have purchased an undivided participation in the principal and interest of all Swing Loans then outstanding in an amount equal to such Lender's Revolving Commitment Ratio, and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent for the account of the Swing Bank, in immediately available funds, the amount of such Lender's participation (and upon receipt thereof, the Swing Bank shall deliver to such Lender a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the purchase of a participation hereunder shall be subject to the terms and conditions of Section 2.2(e) hereof.

         (b) The Revolving Loans. All unpaid principal and accrued interest on the Revolving Loans shall be due and payable in full on the Maturity Date. Notwithstanding the foregoing, however, in the event that at any time and for any reason there shall exist a Borrowing Base Deficiency, the Borrowers shall immediately pay to the Administrative Agent an amount equal to the Borrowing Base Deficiency, which payment shall constitute a mandatory payment of the Revolving Loans hereunder.

         (c) The Term Loans. As of December 17, 2000 and as of December 17, 2001, the aggregate amount of all payments of the outstanding principal balance of the Term Loans made after the Agreement Date shall be equal to or greater than the amounts as set forth below for such dates:

              Date                                   Minimum Aggregate
              ----                                   Prepayment Amount
                                                     -----------------
        December 17, 2000                               $10,000,000
        December 17, 2001                               $30,000,000

Additionally, the Term Loans shall be repaid as may be required by Section 2.6(d) hereof. Any remaining unpaid principal and interest on the Term Loans shall be due and payable in full on the Maturity Date. Any prepayments of the Term Loans hereunder shall be applied first to the payment of the outstanding principal balance of the Tranche B Term Loan and second to the payment of the outstanding principal amount of the Tranche A Loan. Notwithstanding the foregoing, to the extent any prepayment received hereunder consists of proceeds from the sale of the Tranche A Collateral, such amount shall be applied to the principal amount of the Tranche A Loan.

         (d) Other Mandatory Repayments.

                  (i) In the event that after the Agreement Date, the Parent or any Borrower or any Subsidiary of any Borrower shall issue any Capital Stock, one hundred percent (100%) of the Net Cash Proceeds received by the Parent, such Borrower or such Subsidiary from such issuance shall be paid on the date of receipt of the proceeds thereof by the Parent, such Borrower, or such Subsidiary, to the Lenders as a mandatory payment of the Loans. Subject to the provisions of Section 8.2(d) hereof, the payment due hereunder shall be applied to reduce the outstanding principal balance of the Tranche B Loan and the excess, after full repayment of the Tranche B Loan, shall be applied to reduce the outstanding principal balance of the Tranche A Loan, and any surplus shall be applied first to repay outstanding Swing Loans and then to repay outstanding Revolving Loans. Nothing in this Section shall authorize any Borrower to issue any Capital Stock or incur any Funded Debt except as expressly permitted by this Agreement. The Revolving Loan Commitment shall not be permanently reduced by the amount of any payment of the Revolving Loans due under this Section 2.6(d)(i).

                  (ii) In the event any Borrower or any Subsidiary of any Borrower shall sell any of its assets (other than (x) sales of Inventory in the ordinary course of business, (y) sales of other assets for a sales price of less than $250,000 in the aggregate during any fiscal year, and (z) sales of obsolete equipment with a sale value not greater than $500,000 in the aggregate for all such assets that may be sold during any year), one hundred percent (100%) of the Net Cash Proceeds received by such Borrower or such Subsidiary from such sale shall be paid on the date of receipt thereof by such Borrower as a mandatory payment of the Loans. The Net Cash Proceeds shall be applied first to the Swing Loans and then to the Revolving Loans to the extent that such proceeds result from the sale or loss of any asset which (a) has been replaced by a similar or comparable asset purchased prior to the date of such sale, or (b) is being replaced or will be replaced within one hundred eighty (180) days after the receipt of such Net Cash Proceeds with an asset useful or necessary in the business of the Borrowers; provided, however, that the Borrowers shall (A) notify the Administrative Agent in writing on or before the earlier of (I) the date the replacement asset is purchased or (II) the date of applicable sale of its intention to replace the asset to be sold or sold, as the case may be, and
(B) (I) with respect to any replacement asset purchased prior to the sale of the asset to be replaced, notify the Administrative Agent in writing on or before the 180th day following the purchase of the replacement asset that the asset to be replaced has been sold or (II) with respect to any asset sold that is to be replaced, notify the Administrative Agent in writing on or before the 180th day following such asset sale that the replacement asset has been acquired. If (x) the Borrowers do not give the requisite notice of its intention to replace the asset to be sold, (y) the replacement asset has not been acquired within such one hundred eighty (180) day period or (z) any excess Net Cash Proceeds exist after payment on the Revolving Loans as provided above, then in each such event the applicable Net Cash Proceeds shall be applied first to the outstanding principal amount of the Tranche B Loan, and the excess, if any, shall be applied to the outstanding principal amount of the Tranche A Loan, and the excess, if any, shall be applied first to the principal on the Swing Loans then outstanding and then to the principal on the Revolving Loans then outstanding. In the event that the payment due hereunder exceeds the Loans then outstanding, such amount received by the Administrative Agent shall be applied to any other Obligations, and any surplus shall be returned to the Borrowers. Notwithstanding the foregoing, any Net Cash Proceeds from the sale of the Tranche A Collateral, to the extent permitted hereunder, shall be applied to reduce the outstanding principal amount of the Tranche A Loan and any excess shall be applied to reduce the outstanding principal amount of the Tranche B Loan, and the excess, if any, shall be applied first to the principal on the Swing Loans then outstanding and then to the principal on the Revolving Loans then outstanding. Nothing in this Section shall authorize any Borrower to sell, lease, abandon, transfer, trade or otherwise dispose of any assets except as expressly permitted by this Agreement. The Revolving Loan Commitment shall not be permanently reduced by the amount of any payment of the Revolving Loans due under the second sentence of this Section 2.6(d)(ii), but will be permanently reduced by the amount of any payment of the Revolving loans due under the third sentence of this Section 2.6(d)(ii).

2.7      Notes; Loan Accounts.

         (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One each of the Revolving Loan Notes shall be payable to the order of each Lender in accordance with the respective Revolving Commitment Ratio of such Lender. The Swing Loan Note shall be payable to the order of the Swing Bank. One each of the Tranche A Loan Notes and Tranche B Loan Notes shall be payable to the order of each Lender in accordance with the respective Term Commitment Ratio of such Lender. The Notes shall be issued by the Borrowers to the Lenders and shall be duly executed and delivered by Authorized Signatories.

         (b) The Administrative Agent shall open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon (the "Loan Account"). The Administrative Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrowers pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrowers shall make in respect to the Obligations. The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.

2.8      Manner of Payment.

         (a) When Payments Due.

                  (i) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, fees, and any other amount owed to the Lenders, the Issuing Banks or the Administrative Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 1:00 p.m. (Eastern time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders, the Issuing Banks or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Eastern time) shall be deemed received on the next Business Day; provided, however, that payments received after 1:00 p.m. (Eastern time) but before 3:00 p.m. (Eastern time) shall be deemed received on the next Business Day for purposes of calculating interest but shall not give rise to an Event of Default under Section 8.1(b) hereof. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                  (ii) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (b) No Deduction.

                  (i) The Borrowers, jointly and severally, agree to pay principal, interest, fees, and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever. If any Borrower shall hereafter be required by law to deduct any taxes from or in respect of any sum payable hereunder or under any Note to any Lender, any Issuing Bank or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(b)), such Lender, Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrowers shall make such deductions and (C) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

                  (ii) Each Lender agrees to deliver to the Borrowers and the Administrative Agent from time to time, a true and correct certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Administrative Agent pursuant to this Section 2.8(b). The execution and delivery hereof by a Lender shall be deemed to be a certification that such Lender falls within subsection
(A) below, and no further certificates need to be delivered by such Lender until the occurrence of one of the events set forth in the preceding sentence. Each certificate required to be delivered pursuant to this Section 2.8(b) shall certify as to one of the following:

         (A) that such Lender shall continue to receive payments hereunder without deduction or withholding of United States federal income tax;

         (B) that such Lender cannot continue to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein but does not require additional payments because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers or from a tax credit or exemption; or

         (C) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Code or applicable tax treaty) after the later of the Agreement Date or the date on which a Lender became a Lender pursuant to Section
         10.5 hereof and that it is not capable of recovering the full amount of the same from a source other than the Borrowers or from a tax credit or exemption.

         (c) Inadequate Payments. If on the date on which any amount shall be due and payable by the Borrowers in regard to the Obligations, the amount received by the Administrative Agent from the Borrowers shall not be adequate to pay the amount which shall be so due and payable, then the Administrative Agent shall be authorized, but shall not be obligated, to make a Base Rate Advance under the Revolving Loan Commitment on behalf of the Lenders to the Borrowers by crediting the amount of such Base Rate Advance to the Loan Account thereof pursuant to the provisions of Section 2.7(b) hereof, whereupon the Administrative Agent shall debit the Loan Account hereof in a like amount in payment of the part of the Obligations which shall then be due and payable. No further authorization, direction or approval by the Borrowers shall be required to be given by the Borrowers for the Administrative Agent to take the action described in this Section 2.8(c).

2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by any Borrower to borrow or continue any Eurodollar Advance, or convert any Advance to a Eurodollar Advance, in each case, after having given notice of its intention to borrow, continue or convert, as applicable, in accordance with Section 2.2 hereof (whether by reason of the election of any Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment of any Eurodollar Advance in whole or in part, the Borrowers, jointly and severally, agree to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses and reasonable out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses actually incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any participant of such Lender over the remainder of the Eurodollar Advance Period for such prepaid Advance.

2.10     Pro Rata Treatment.

         (a) Advances. Each Advance with respect to the Term Loans and the Revolving Loans from the Lenders under this Agreement shall be made pro rata on the basis of their respective Revolving Commitment Ratios and Term Commitment Ratios, as applicable.

         (b) Payments. Each payment and prepayment of the principal of the Term Loans and the Revolving Loans and each payment of interest on the Term Loans and the Revolving Loans received from the Borrowers shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts thereof outstanding immediately prior to such payment or prepayment (except in cases when a Lender's right to receive payments is restricted pursuant to Section 2.2(e) hereof). If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Term Loans or the Revolving Loans in excess of its ratable share of the Loans under its Aggregate Commitment Ratio (or in violation of any restriction set forth in Section 2.2(e) hereof), such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

2.11     Application of Payments Prior to Acceleration.

         (a) Application of Payments Prior to Acceleration and Prior to Exercise of the Call Option. Prior to the acceleration of the Obligations under Section
8.2 hereof and prior to exercise of the Call Option, and other than with respect to payments required to be made pursuant to Section 2.6 hereof (which shall be applied as set forth in Section 2.6 hereof), if some but less than all amounts due from the Borrowers are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority: FIRST, to the payment of interest then due and payable on the Swing Loans, the Revolving Loans and the Term Loans, on a pro-rata basis; SECOND, to the payment of principal then due and payable on the Swing Loans; THIRD, to the payment of principal then due and payable on the Tranche B Loan; FOURTH, to the payment of principal then due and payable on the Tranche A Loan; FIFTH, to the payment of principal then due and payable on the Revolving Loans; SIXTH, to the payment of any fees then due and payable to the Administrative Agent hereunder or under any other Loan Document; SEVENTH, to the payment of any fees then due and payable to the Lenders and the Issuing Banks hereunder or under any other Loan Documents; EIGHTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; NINTH, to the payment of all other Obligations not otherwise referred to in this Section 2.11 then due and payable hereunder or under the other Loan Documents; and TENTH, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by the Administrative Agent or any Lender in the collection of such amounts under this Agreement or any of the other Loan Documents. Notwithstanding the foregoing, to the extent any amount received hereunder consists of proceeds from the sale of the Tranche A Collateral, such amount shall be applied to reduce the outstanding amount of the Tranche A Loan Obligations.

         (b) Application of Payments Prior to Acceleration and After Exercise of the Call Option. Prior to the acceleration of the Obligations under Section 8.2 hereof and after exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), and other than with respect to payments required to be made pursuant to Section 2.6 hereof (which shall be applied as set forth in Section 2.6 hereof), if some but less than all amounts due from the Borrowers are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority: FIRST, to the payment of interest then due and payable on the Swing Loans and the Revolving Loans, on a pro-rata basis; SECOND, to the payment of principal then due and payable on the Swing Loans; THIRD, to the payment of principal then due and payable on the Revolving Loans; FOURTH, to the payment of any fees then due and payable to the Administrative Agent hereunder or under any other Loan Document; SIXTH, to the payment of any fees then due and payable to the Lenders and the Issuing Banks hereunder or under any other Loan Documents; SEVENTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; EIGHTH, to the payment of all other Obligations (other than the Term Loan Obligations) not otherwise referred to in this Section 2.11 then due and payable hereunder or under the other Loan Documents; and NINTH, to the costs and expenses (including attorneys' fees and expenses), if any, incurred by the Administrative Agent or any Lender in the collection of such amounts under this Agreement or any of the other Loan Documents. Notwithstanding the foregoing, to the extent any amount received hereunder consists of proceeds from the sale of the Tranche A Collateral, such amount shall be applied to reduce the outstanding amount of the Tranche A Loan Obligations and to the extent any amount received hereunder consists of proceeds from the sale of any Collateral assigned by the Administrative Agent to Robinson pursuant to the Robinson Guaranty, such amount shall be applied to reduce the outstanding amount of the Term Loan Obligations.

2.12 Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers as follows:

         (a) The proceeds of the Tranche A Loan and the Tranche B Loan hereunder shall be used on the Agreement Date to refinance certain Indebtedness of the Borrowers and to provide financing related to the Mergers and to fund transaction costs.

         (b) The proceeds of the initial Advance of the Revolving Loans hereunder shall be used on the Agreement Date to provide financing related to the Mergers and to fund transaction costs; and

         (c) The balance of the proceeds of the Revolving Loans and the Swing Loans shall be used for the Borrowers' general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

2.13 All Obligations to Constitute Joint and Several Obligations. All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Administrative Agent's security interest (on behalf of itself, the Issuing Banks and the Lenders) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Borrower to the Administrative Agent and the Lenders, to the extent provided in the Security Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Agents and the Lenders to any other

Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any Request for Advance, conversion request or other notice given by any Borrower to the Administrative Agent or any Lender shall bind all Borrowers, and that any notice given by the Administrative Agent or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent or any of the Lenders accounts for such Loans or other extensions of credit on its books and records, and further acknowledges and agrees that Loans to any Borrower inure to the mutual benefit of all of the Borrowers and that the Agents and the Lenders are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder.

         Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Lenders any amount in excess of the Loans advanced hereunder directly to such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Section 2.14 hereof.

2.14     Maximum Borrower Liability.

         (a) It is the intent of the Borrowers, the Agents, and the Lenders and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                  (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agents, the Issuing Banks, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agents, the Issuing Banks, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agents, the Issuing Banks and the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the obligations of any Borrower hereunder (or any other obligations of such Borrower to the Agents, the Issuing Banks, the Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

         (b) To the extent set forth in Section 2.14(a), but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Security Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other obligations of such Borrower to the Agents, the Issuing Banks and the Lenders or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 2.14(b) is intended solely to preserve the rights hereunder of the Agents, the Issuing Banks and the Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 2.14(b) as against the Agents, the Issuing Banks and the Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

         (c) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lenders, the Issuing Banks and the Agents hereunder.

         (d) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder).

Nothing in this Section 2.14(d) shall affect each Borrower's joint and several liability to the Agents, the Issuing Banks and the Lenders for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Agents, the Issuing Banks and the Lenders hereunder.

         (e) No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to the Agents, the Issuing Banks and the Lenders on account of the Obligations are paid in full in cash and the Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Agents, the Issuing Banks and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

2.15 Maximum Rate of Interest. The Borrowers and the Agent, the Issuing Banks and the Lenders hereby agree and stipulate that the only charges imposed upon the Borrowers for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, the Borrowers and the Agents, the Issuing Banks and the Lenders further agree and stipulate that all closing fees, upfront fees, agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Agents, any Issuing Bank or any Lender to third parties or for damages incurred by the Agents, any Issuing Bank or any Lender are charges to compensate the Agents, the Issuing Banks and the Lenders for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Agents, the Issuing Banks and the Lenders in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrowers and the Agents, the Issuing Banks and the Lenders, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under applicable law, then, ipso facto as of the date of this Agreement, the Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.16     Letters of Credit.

         (a) Subject to the terms and conditions hereof, the Issuing Banks, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in subsection (c) below, hereby agree to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided, however, that the Issuing Banks shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, and shall not issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Revolving Loan Commitment would be less than zero or there would exist a Borrowing Base Deficiency; and provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed the Letter of Credit Commitment. Each Letter of Credit shall
(1) be denominated in U.S. dollars, and (2) expire no later than the earlier to occur of (A) the Maturity Date, and (B) 365 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Georgia. The Issuing Banks shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank to exceed any limits imposed by, any Applicable Law. Host hereby reaffirms its obligations under the Bank One Letter of Credit and the Bank One Letter of Credit Agreement and acknowledges that the Bank One Letter of Credit remains in place as an outstanding Letter of Credit under this Agreement. To the extent any provision of the Bank One Letter of Credit Agreement conflicts with the terms of this Agreement, the terms of this Agreement shall control.

         (b) The Borrowers may from time to time request that an Issuing Bank issue a Letter of Credit. The Borrowers shall execute and deliver to the Administrative Agent and applicable Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by such Issuing Bank, not later than 12:00 noon (Eastern time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or, such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrowers and the Administrative Agent following the issuance thereof. The Borrowers shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

         (c) Immediately upon the issuance by an Issuing Bank of a Letter of Credit and as of the Agreement Date with respect to the Bank One Letter of Credit, and in accordance with the terms and conditions of this Agreement, such Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Commitment Ratio, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto). At such time as the

Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrowers and each Lender, by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Revolving Commitment Ratio.

         (d) The Borrowers hereby agree to immediately reimburse an Issuing Bank for amounts paid by such Issuing Bank in respect of draws under a Letter of Credit. In order to facilitate such repayment, the Borrowers hereby irrevocably request the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Base Rate Advance on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its Revolving Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default then exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.16 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence of the Issuing Bank in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two Business Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, and (y) thereafter, at the Base Rate.

         (e) The Borrowers agree that each Advance by the Lenders to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be a Base Rate Advance under the Revolving Loan Commitment and shall be payable and bear interest in accordance with all other Base Rate Advances of Revolving Loans.

         (f) Borrower agrees that any action taken or omitted to be taken by an Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrowers as between the Borrowers and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrowers to reimburse an Issuing Bank for a drawing under any Letter of Credit or the Lenders for Advances made by them to Issuing Banks on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever (unless payment of such drawing constituted gross negligence or willful misconduct on the part of the Issuing Bank, as determined by a final non-appealable order of a court of competent jurisdiction), including, without limitation, the following circumstances:

         (i) Any lack of validity or enforceability of any Loan Document;

         (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

         (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

         (iv) The existence of any claim, set-off, defense or any right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

         (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

         (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

         (vii) Any breach of any agreement between the Borrowers and any beneficiary or transferee of any Letter of Credit;

         (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

         (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

         (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank;

         (xi) Any other circumstances arising from causes beyond the control of the Issuing Bank;

         (xii) Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, and

         (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (g) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank as a result of any request or directive of any Governmental Authority, central bank or comparable agency (whether or not having the force of law) after the Agreement Date shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Agreement or any Letter of Credit or any participation therein, and the result of any of the foregoing in the determination of the Issuing Bank is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, then, on the earlier of the Maturity Date or a date not more than five (5) days after demand by the Issuing Bank, the Borrowers agree to pay to the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amount or amounts as the Issuing Bank determines will compensate it for such increased costs, from the date such change or action is effective; provided that the Borrowers shall not be required to compensate the Issuing Bank pursuant to this Section 2.16(g) for any increased costs incurred more than 90 days prior to the date that the Issuing Bank notifies the Borrowers of the change in law giving rise to such increased costs and of the Issuing Bank's intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to such increased cost incurred by the Issuing Bank as a result of any event referred to in this paragraph submitted by the Issuing Bank to the Borrowers shall be conclusive, absent manifest error, as to the amount thereof.

         (h) The Borrowers will indemnify and hold harmless the Agents, each Issuing Bank and each other Lender and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against such Agent, such Issuing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to any Agent, any Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Agent, such Issuing Bank or such Lender, as the case may be, as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.16(h) shall survive termination of this Agreement.

         (i) Each Lender shall be responsible (to the extent the Issuing Bank is not reimbursed by the Borrower) for its pro rata share (based on such Lender's Revolving Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse draws thereunder or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within fifteen
(15) days of demand for payment by the Issuing Bank, each Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's Revolving Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Bank's notice to the Lenders of the Borrower's failure to pay; provided, however, that if the Borrowers shall thereafter pay such expenses, the Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.

2.17     The Guaranty.

         (a) Guaranty. The Parent hereby unconditionally guarantees to the Agents, the Issuing Banks and the Lenders and their respective permitted successors and assigns and the subsequent holders of the Obligations (including, without limitation, any interest on the Loans accruing after the filing of any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Parent, any Borrower or any of the Borrowers' Subsidiaries, under any bankruptcy or insolvency law or laws, federal or state relating to the relief of debtors of any jurisdiction, whether now or hereafter in effect, and in any out-of-court composition, assignment for the benefit of creditors, readjustment of Indebtedness, reorganization, extension or other debt arrangement of any kind (collectively, an "Insolvency Proceeding")), whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), irrespective of the validity and enforceability of this Agreement, the Notes or the other Loan Documents or the Obligations of the Borrowers or any of the other Guarantors hereunder or thereunder, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Loans, the Notes and all other Obligations of the Borrowers and the other Guarantors to the Agents, the Issuing Banks and the Lenders under this Agreement, the Notes and the other Loan Documents shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The foregoing guaranty is a guaranty of payment and not of collection. Failing payment when due of any amount so guaranteed for whatever reason, the Parent will be obligated to pay the same immediately.

         (b) Waivers and Releases. The Parent hereby waives notice of, and consents to, any extension of time of payment, renewals, releases of collateral, delays in obtaining or realizing upon or failures to obtain, perfect, or maintain perfection of, or realize upon collateral or other indulgence from time to time granted by any of the Agents, the Issuing Banks or any of the Lenders in respect of this Agreement, the Notes or any other Loan Document. Until the Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Agents, the Issuing Banks and the Lenders, the Parent hereby releases the Borrowers from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in 11 U.S.C. ss. 101(4)), whether arising under Applicable Law or otherwise, to which the Parent is or would be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by the Agents, the Issuing Banks or any of the Lenders of their rights with respect to any Collateral, including any such claims to which the Parent may be entitled as a result of any right of subrogation, exoneration or reimbursement. To the extent that the Borrowers may not be released by the Parent under this Section 2.17, the Parent agrees that, until the Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Agents, the Issuing Banks and the Lenders, it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any Obligations guaranteed hereby. With respect to this Agreement and the Notes, the Parent hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. The

Parent further agrees that, as between the Parent, on the one hand, and the Agents, the Issuing Banks and the Lenders, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section
8.2 hereof for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Section 8.2 hereof, such Obligations (whether or not otherwise due and payable) shall forthwith become due and payable by the Parent for purposes of this guarantee. The Obligations of the Parent under this Section 2.17 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers is rescinded or must otherwise be restored by any holder of any of the Obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent agrees that it will indemnify the Agents, the Issuing Banks and the Lenders on demand for their out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agents, the Issuing Banks and the Lenders in connection with such rescission or restoration.

         (c)      Miscellaneous.

                  (i) Upon the bankruptcy or winding up or other distribution of assets of the Borrowers or any Subsidiary of the Borrowers or of any surety or guarantor for any of Obligations of the Borrowers to the Agents, the Issuing Banks and the Lenders, or any of them, the rights of the Agents, the Issuing Banks and the Lenders against the Parent shall not be affected or impaired by the omission of any of the Agents, any Issuing Bank or any Lender to prove its claim, or to prove its full claim, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability of the Parent to any of the Agents, any Issuing Bank or any Lender.

                  (ii) The Parent absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Section 2.17 or the obligations of the Parent hereunder or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Section
2.17 or the obligations of any other guarantor with respect to the Obligations in any action or proceeding brought by any Agent, any Issuing Bank or any Lender to collect the Obligations or any portion thereof, or to enforce the obligations of the Parent under this Section 2.17.

                  (iii) The Agents, the Issuing Banks and the Lenders, or any of them, may from time to time, without exonerating or releasing the Parent in any way under this Guaranty, (i) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor or surety of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Agents or (ii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion or (iii) act or fail to act in any manner referred to in this Section 2.17 without regard to whether such action or inaction may deprive the Parent of its right to subrogation against the Borrowers to recover full indemnity for any payments made pursuant to this
Section 2.17. Without limiting the generality of this Section 2.17, it is understood that the Agents, the Issuing Banks and the Lenders may, without exonerating or releasing the Parent, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the

Obligations when, and in such manner, as such Person may deem expedient, all without notice to the Parent.

                  (iv) If a claim is ever made upon the Agents, the Issuing Banks and the Lenders for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrowers, then in such event the Parent shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

                  (v) The Parent expressly represents and acknowledges that any financial accommodations by the Agents, the Issuing Banks and the Lenders, or any of them, to the Borrowers, including without limitation the extension of the Loans and the issuance of the Letters of Credit are and will be of direct interest, benefit and advantage to the Parent.


                                    ARTICLE 3

                              CONDITIONS PRECEDENT

3.1 Conditions Precedent to Initial Advance. The obligations of the Lenders to undertake the Commitments and to fund the Tranche A Loan and the Tranche B Loan, and to make the initial Advance of the Revolving Loans hereunder and the obligation of the Issuing Banks to issue the initial Letter of Credit hereunder, are subject to the prior fulfillment of each of the following conditions:

         (a) The Administrative Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:

                  (i) This duly executed Agreement;

                  (ii) A duly executed Tranche A Loan Note to the order of each Lender in the amount of such Lender's pro rata share of the Tranche A Loan Commitment, and a duly executed Tranche B Loan Note to the order of each Lender in the amount of such Lender's pro rata share of the Tranche B Loan Commitment;

                  (iii) A duly executed Revolving Loan Note to the order of each Lender in the amount of such Lender's pro rata share of the Revolving Loan Commitment;

                  (iv) The duly executed Swing Loan Note to the order of the Swing Bank;

                  (v) The Security Agreement duly executed by each of the Borrowers;

                  (vi) The Trademark Security Agreement duly executed by each of the Borrowers and each of the Subsidiaries of the Borrowers (other than iHigh.com,Inc.) which own trademarks;

                  (vii) The Pledge Agreements duly executed by the pledgors party thereto, together with original stock certificates, warrants, limited liability company interest certificates or limited partnership interest certificates and appropriate transfer powers executed in blank with respect to all collateral pledged thereunder;

                  (viii) The Subsidiary Security Agreement duly executed by all direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries and iHigh.com, Inc.);

                  (ix) The Subsidiary Guaranty duly executed by all direct and indirect Subsidiaries of the Borrowers (other than foreign Subsidiaries and iHigh.com, Inc.);

                  (x) The Robinson Guaranty duly executed by Robinson;

                  (xi) A duly executed assignment of Wachovia Bank, N.A.'s existing mortgage on certain real property owned by Datasouth;

                  (xii) A cash collateral account pledge agreement duly executed by W. James Host with respect to a pledge of $3,000,000 in cash compensation to be received by W. James Host in connection with the Mergers;

                  (xiii) The legal opinions of Alston & Bird LLP, counsel to the Parent, Bull Run, Capital and Datasouth, Dinsmore & Shohl LLP, counsel to Host, and David, Goodman & Madole, counsel to USA, each with respect to this Agreement in form and substance satisfactory to the Administrative Agent;

                  (xiv) The duly executed Request for Advance for the initial Advance of the Loans;

                  (xv) A duly executed Borrowing Base Certificate dated as of November 30, 1999;

                  (xvi) A loan certificate as to each Borrower signed by an Authorized Signatory of such Borrower in substantially the form of Exhibit S attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of such Borrower, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate or Articles of Incorporation of such Borrower certified to be true, complete and correct by the Secretary of State for the jurisdiction of such Borrower's incorporation, (B) a true, complete and correct copy of the By-Laws of such Borrower, (C) a true, complete and correct copy of the resolutions of such Borrower authorizing the borrowing hereunder and the execution, delivery and performance by such Borrower of the Loan Documents, (D) certificates of good standing from each jurisdiction in which such Borrower is qualified to do business, (E) true, correct and complete copies of any employment agreements of such Borrower, (F) true, correct and complete copies of any shareholder or voting trust agreements with respect to such Borrower and (G) a true and complete copy of resolutions adopted by the Board of Directors of such Borrower authorizing the consummation of the Mergers and all transactions related thereto;

                  (xvii) A loan certificate of the Parent signed by an Authorized Signatory of the Parent in substantially the form of Exhibit U attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of the Parent, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Articles of

Incorporation of the Parent certified to be true, complete and correct by the Secretary of State of Georgia, (B) a true, complete and correct copy of the By-Laws of the Parent, (C) a true, complete and correct copy of the resolutions of the Parent authorizing the execution, delivery and performance by the Parent of the Loan Documents, (D) certificates of good standing from each jurisdiction in which the Parent is qualified to do business, (E) a true and complete copy of resolutions adopted by the Board of Directors of the Parent authorizing the consummation of the Mergers and all transactions related thereto, and (F) true, correct and complete copies of the executed Merger Documents;

                  (xviii) A Solvency Certificate of the Parent a consolidated basis with its Subsidiaries executed by the Chief Financial Officer of Bull Run, regarding the solvency and financial condition of the Parent and its Subsidiaries and the accuracy of all internally prepared financial statements and business plans, in form and substance satisfactory to the Administrative Agent;

                  (xix) A certificate of an Authorized Signatory of Host certifying that attached thereto is a true and complete copy of the NCAA Contract;

                  (xx) Audited consolidated financial statements for (A) Bull Run for the six months ending June 30, 1999, (B) Host for the fiscal year ending June 30, 1999 and (C) USA for the fiscal year ending June 30, 1999 and unaudited consolidated financial statements for the Parent, Bull Run, Host and USA for the three (3) months ended September 30, 1999;

                  (xxi) A statement of Robinson's Unrestricted Investments (as defined in the Robinson Guaranty) as of the Agreement Date, with values thereon determined as of the Business Day immediately preceding the Agreement Date;

                  (xxii) Copies of certificates of insurance and the related insurance policies with respect to the Borrowers and meeting the requirements of
Section 5.5 hereof;

                  (xxiii) Copies of any pay-off letters, termination statements, mortgage releases, trademark releases and the like required by the Administrative Agent in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Borrowers after giving effect to the refinancing of any existing Indebtedness;

                  (xxiv) Lien search results with respect to the Borrowers, the Parent and any of their Subsidiaries from all appropriate jurisdictions and filing offices;

                  (xxv) Evidence satisfactory to the Administrative Agent that the Liens granted pursuant to the Security Documents executed on the Agreement Date will be first priority perfected Liens on the Collateral (subject only to Permitted Liens);

                  (xxvi) Since June 30, 1999, (i) no change in the business, assets, management, operations, financial condition, projections, or prospects of the Borrowers or any of their Subsidiaries or Affiliates, or in the Collateral, shall have occurred, which change, in the judgment of the Administrative Agent and the Lenders, may have a Materially Adverse Effect, (ii) there shall have been no material increase in the liabilities (absolute or contingent) of the Borrowers or any of their Subsidiaries or Affiliates, whether or not disclosed or required to be reserved against on any pro forma balance sheet, and (iii) there shall have been no material decrease in the assets of the Borrowers or their Subsidiaries or Affiliates, nor shall any of the

Borrowers have made any distributions (other than to any other Borrower), either by dividends or otherwise, other than in the ordinary course of business;

                  (xxvii) Payment of all fees and expenses payable to the Agents, the affiliates of the Agents, the Issuing Banks and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Administrative Agent, any appraisal and audit related fees and expenses, and any fees and expenses relating to the Bank One Letter of Credit.

         (b) The Administrative Agent and the Lenders shall be satisfied that the Loans and the use of proceeds thereof, comply in all respects with Regulations T, U and X of the Board of governors of the Federal Reserve System, and each Lender shall have received duly executed Federal Reserve Form U-1s with respect to the Loans, in form and substance acceptable to the Lenders.

         (c) The Administrative Agent and the Lenders shall have received evidence satisfactory to each of them that all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and that no Default or Event of Default exists, after giving effect to the initial Advance, hereunder, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

         (d) The Administrative Agent and the Lenders shall have received evidence satisfactory to each of them that all conditions to the closing of the transactions contemplated by the Subordinated Note have been satisfied, and that the Parent will issue the Subordinated Note in a principal amount not to exceed $20,000,000 simultaneously with the consummation of the Mergers.

         (e) The Administrative Agent and the Lenders shall have received evidence that all governmental consents to the Mergers have been obtained, and other evidence satisfactory to the Administrative Agent and the Lenders that the Mergers will be consummated on terms satisfactory to the Administrative Agent and the Lenders immediately following the funding of the initial Advance hereunder as of the Agreement Date.

         (f) The Administrative Agent shall have received confirmation that the original Uniform Commercial Code financing statements signed by each of the Borrowers and the Parent as debtor and naming the Administrative Agent as secured party have been duly filed in all appropriate jurisdictions, in such form as shall be satisfactory to the Administrative Agent.

         (g) The Administrative Agent shall have received evidence satisfactory to it that as of the Agreement Date, after giving effect to the borrowings hereunder on the Agreement Date, the Borrowers shall have not less than $3,000,000 available to be borrowed hereunder.

3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including the initial Advance, hereunder (but excluding Advances, the proceeds of which are to reimburse the Swing Bank for Swing Loans or an Issuing Bank for amounts drawn under a Letter of Credit), is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

         (a) All of the representations and warranties of the Borrowers under this Agreement, which, pursuant to Section 4.3 hereof, are made at and as of the time of such Advance, shall be true and correct at such time, both before and after giving effect to the application of the proceeds of the Advance, and the Administrative Agent shall have received a certificate (which may be a Request for Advance) to that effect signed by an Authorized Signatory of the Borrowers and dated the date of such Advance;

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the certificate of the Borrowers delivered pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

         (c) The most recent Borrowing Base Certificate which shall have been delivered to the Administrative Agent pursuant to Section 6.6(a) hereof shall demonstrate that, after giving effect to the making of such Advance, no Borrowing Base Deficiency shall exist; and

         (d) There shall not exist on the date of such Advance and after giving effect thereto, a Default or an Event of Default hereunder.

         (e) The Borrowers hereby agree that the delivery of any Request for Advance hereunder shall be deemed to be the certification of the Authorized Signatory thereof that there does not exist, on the date of the making of the Advance and after giving effect thereto, a Default or an Event of Default hereunder.

3.3 Conditions Precedent to Each Letter of Credit. The obligation of the Issuing Banks to issue each Letter of Credit (including the first Letter of Credit issued on or after the Agreement Date) hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

         (a) All of the representations and warranties of the Borrowers under this Agreement, which, pursuant to Section 4.3 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time, both before and after giving effect to the issuance of the Letter of Credit, and the Administrative Agent shall have received a certificate (which may be a Request for Issuance of Letter of Credit) to that effect signed by an Authorized Signatory of the Borrowers and dated the date of the issuance of such Letter of Credit;

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the certificate of the Borrowers delivered pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders;

         (c) The most recent Borrowing Base Certificate which shall have been delivered to the Administrative Agent pursuant to Section 6.6(a) hereof shall demonstrate that, after giving effect to the making of such Letter of Credit, no Borrowing Base Deficiency shall exist;

         (d) There shall not exist on the date of issuance of such Letter of Credit, and after giving effect thereto, a Default or an Event of Default.

         (e) The Borrowers hereby agree that the delivery of any Request for Issuance of a Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory thereof that there does not exist, on the date of issuance of the Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder.

3.4 Conditions Subsequent. As a condition subsequent to the funding of the Tranche A Loan and the Tranche B Loan, and the making of the initial Advance of the Revolving Loans hereunder, the Borrowers shall perform or cause to be performed the following (the failure by the Borrowers to so perform or cause to be performed constituting an Event of Default hereunder):

         (a) Mortgages; Legal Opinions. On or before January 31, 2000, the Borrowers shall deliver to the Administrative Agent, Mortgages for each parcel of real property owned by the Borrowers or any of their Subsidiaries, each in form and substance satisfactory to the Administrative Agent and its counsel, together with a legal opinion, in form and substance satisfactory to the Administrative Agent and its counsel, from local counsel to the Borrowers for each jurisdiction in which a Mortgage is to be delivered hereunder and such other certificates, affidavits, environmental indemnity agreements and UCC-1 financing statements as shall be required by the Administrative Agent.

         (b) Title Commitments; Surveys. On or before January 31, 2000, the Borrowers shall deliver to the Administrative Agent, a title insurance commitment with respect to each parcel of real property owned by the Borrowers or any of their Subsidiaries issued by a title company acceptable to the Administrative Agent in such form and amount as is acceptable to the Administrative Agent, insuring that each Mortgage is a valid first priority Lien on the Borrowers' interest in such real property, subject only to Permitted Liens and containing such endorsements and affirmative insurance as the Administrative Agent may reasonably require and which are obtainable at commercially reasonably rates in the applicable jurisdiction, and true copies of each document, instrument or certificate required by the terms of each such policy and/or Mortgage to be filed, recorded, executed or delivered in connection therewith, together with a copy of the most recently available survey of each such parcel, with the scope and results of such survey to be reasonably acceptable to the Administrative Agent.

         (c) Field Audit. Within ninety (90) days following the Agreement Date, the Administrative Agent and the Lenders shall have received the results of a field audit conducted by the Administrative Agent's field examiners or other auditors acceptable to the Administrative Agent.

         (d) Delivery of Certificates. On or before December 31, 1999, the Administrative Agent shall have received all original stock certificates (together with appropriate transfer powers) pledged to the Administrative Agent which were not available for delivery to the Administrative Agent on the Agreement Date.

         (e) Subsidiary Documents. On or before January 31, 2000, the Administrative Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:

         (i) A loan certificate as to each direct or indirect Subsidiary of any Borrower (other than foreign Subsidiaries and iHigh.com, Inc.) signed by an Authorized Signatory of such Subsidiary in substantially the form of Exhibit T attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of such Subsidiary, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate or Articles of Incorporation or other organizational document of such Subsidiary certified to be true, complete and correct by the Secretary of State for the jurisdiction of such Subsidiary's organization, (B) a true, complete and correct copy of the By-Laws, Partnership Agreement or Limited Liability Company Agreement of such Subsidiary, (C) a true, complete and correct copy of the resolutions of such Subsidiary authorizing the execution, delivery and performance by such Subsidiary of the Loan Documents to which it is a party, (D) certificates of good standing from each jurisdiction in which such Subsidiary is qualified to do business, and (E) true, correct and complete copies of any shareholder or voting trust agreements with respect to such Subsidiary; and

         (ii) A legal opinion from counsel to the Subsidiaries with respect to the Loan Documents executed by such Subsidiaries, in form and substance satisfactory to the Administrative Agent and its counsel.

         (f) iHigh.com, Inc. Documents. If Host shall continue to own more than 50% of iHigh.com, Inc. as of June 30, 2000 (assuming for purposes of such calculation, that shares reserved for management and director stock options as of the Agreement Date have been issued), then on or before June 30, 2000, the Administrative Agent shall have received a Subsidiary Guaranty and Subsidiary Security Agreement (or supplements thereto) executed by iHigh.com, Inc., together with UCC-1 financing statements, legal opinions, loan certificates and other documents which are required hereunder with respect to other Subsidiaries of the Borrowers.

         (g) Contributions. On or before January 31, 2000, the Administrative Agent and the Lenders shall have received (i) evidence that the Contributions have occurred and that as a result of such Contributions, Bull Run owns, directly, 100% of the outstanding Capital Stock of each of Capital, Host and USA, and (ii) original stock certificates and transfer powers with respect to all certificates issued in connection with the Contributions, together with updated schedules to this Agreement and the Security Documents and a reaffirmation agreement executed by Capital, Host and USA with respect to their obligations under this Agreement and the other Loan Documents.

         (h) Assignment of Key Man Life Insurance. On or before February 29, 2000, the Borrowers shall have delivered to the Administrative Agent, an assignment of life insurance policy with respect to the key man life insurance policy on the life of W.
James Host, in form and substance satisfactory to the Administrative Agent.

         (i) Additional Lien Searches. On or before January 31, 2000, the Administrative Agent shall have received lien search results with respect to the Borrowers and the Subsidiaries of the Borrowers from such jurisdictions and filing offices as the Administrative Agent shall reasonably request.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

4.1 General Representations and Warranties. In order to induce the Administrative Agent, the Lenders and the Issuing Banks to enter into this Agreement and to extend the Loans to the Borrowers, each of the Borrowers hereby represents and warrants that:

         (a) Organization; Power; Qualification. Each of the Borrowers and each of their respective Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing, and in good standing under the laws of its state of organization, has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, limited liability company or limited partnership, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where failure to be so qualified or authorized would not result in a Materially Adverse Effect.

         (b) Authorization; Enforceability. Each of the Borrowers and each of their respective Subsidiaries has the power and has taken all necessary corporate, limited liability company or partnership action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Loan Documents to which any Borrower or any of their Subsidiaries is a party has been duly executed and delivered by such Borrower or such Subsidiary, and is, and each of the other Loan Documents to which any Borrower or any of their Subsidiaries is a party is, a legal, valid and binding obligation of such Borrower or such Subsidiary, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor's rights generally.

         (c) Partnerships; Joint Ventures; Subsidiaries. None of the Borrowers nor any of their respective Subsidiaries is a partner or joint venturer in any partnership or joint venture other than (i) the Subsidiaries listed on Schedule 4.1(c) and (ii) the partnerships and joint ventures listed on Schedule 4.1(c).
Schedule 4.1(c) sets forth, for each partnership or joint venture that is not a Subsidiary of a Borrower, a complete and accurate statement of (a) the percentage ownership of each such partnership or joint venture by each Borrower or any Subsidiary of any Borrower, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, (c) each state in which each such partnership or joint venture is qualified to do business on the date of this Agreement, and (d) all of each such partnership's or joint venture's trade names, trade styles or doing business forms on the date of this Agreement. Except as set forth on Schedule 4.1(c), none of the Borrowers nor any of their Subsidiaries has any Subsidiaries.

         (d) Capital Stock and Related Matters. After consummation of the Mergers, the authorized Capital Stock of each Borrower will be as set forth on
Schedule 4.1(d) attached hereto, and all of the shares of such Capital Stock were issued and outstanding as of the Agreement Date and are fully paid and non-assessable. As of the Agreement Date, after consummation of the Mergers, the Capital Stock of each Borrower is owned by the parties listed on Schedule 4.1(d) in the amounts set forth on such schedule. None of the Borrowers has outstanding any stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock. None of the Borrowers is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or to register any shares of its Capital Stock, and there are no agreements restricting the transfer of any shares of any Borrower's Capital Stock.

         (e) Compliance with Laws, Other Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with the terms thereof and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any material provisions of Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of any Borrower or any Subsidiary of any Borrower or under any indenture, material agreement, or other material instrument to which any Borrower or any Subsidiary of any Borrower is a party or by which any Borrower or any Subsidiary of any Borrower or any of their respective properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any Subsidiary of any Borrower except Permitted Liens.

         (f) Necessary Authorizations. Each Borrower and each Subsidiary of a Borrower has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations is the subject of any pending or, to the best of any Borrower's knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. None of the Borrowers nor any Subsidiary of any Borrower is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document, and the borrowing hereunder.

         (g) Title to Properties. Each Borrower and each Subsidiary of a Borrower has marketable, and legal title to, or a valid leasehold interest in, all of its properties and assets, and none of such properties or assets is subject to any Liens (other than Permitted Liens).

         (h) Material Contracts; Labor Matters. Schedule 4.1(h) contains a complete list, as of the date of this Agreement, of each contract or agreement to which any Borrower or any Subsidiary of any Borrower is a party which is, if terminated or canceled, would have a Materially Adverse Effect and, upon the request of the Administrative Agent or any Lender, the Borrowers will provide the Administrative Agent or such Lender, as applicable, with a copy of any such contract or agreement. Except as disclosed on Schedule 4.1(h): (a) material no labor contract to which any Borrower or any Subsidiary of any Borrower is a party or is otherwise subject is scheduled to expire prior to the Maturity Date;
(b) none of the Borrowers nor any of their respective Subsidiaries has, within the two (2) year period immediately preceding the Agreement Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and none of the Borrowers has any reasonable expectation that any such action is or will be required at any time prior to the Maturity Date; and (c) on the Agreement Date (i) none of the Borrowers nor any of their respective Subsidiaries is a party to any labor dispute (other than any immaterial disputes with such Borrower's or such Subsidiary's employees as individuals and not affecting such Borrower's or such Subsidiary's relations with any labor group or its workforce as a whole) and (ii) there are no pending or, to any Borrower's knowledge, threatened strikes or walkouts relating to any material labor contracts to which any Borrower or any Subsidiary of any Borrower is a party or is otherwise subject. None of the employees of any Borrower or any Subsidiary of any Borrower is a party to any collective bargaining agreement with any Borrower or any Subsidiary of any Borrower.

         (i) Taxes. Except as set forth on Schedule 4.1(i) attached hereto, all federal, state, and other tax returns of each of the Borrowers and each of their respective Subsidiaries required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon each of the Borrowers and each of their respective Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any payment of any of the foregoing which any Borrower or any Subsidiary of any Borrower, as applicable, are currently contesting in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or such Subsidiary, as the case may be. The charges, accruals, and reserves on the books of each of the Borrowers and each of their respective Subsidiaries in respect of taxes are, in the reasonable judgement of the Borrowers, adequate. None of the Borrowers nor any of their respective Subsidiaries are being audited, or have knowledge of any pending audit, by the Internal Revenue Service or any other taxing authority.

         (j) Financial Statements. The Borrowers have furnished, or caused to be furnished, to the Administrative Agent and the Lenders financial statements for the Borrowers on a consolidated basis which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrowers on a consolidated basis as at September 30, 1999, and the results of operations for the periods then ended. Except as disclosed in such financial statements, none of the Borrowers nor any of their respective Subsidiaries has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of any Borrower or any Subsidiary of any Borrower which have not heretofore been disclosed in writing to the Administrative Agent and the Lenders. Each of the Borrowers has a fiscal year ending on June 30.

         (k) No Adverse Change. Since June 30, 1999, there has occurred no event which could reasonably be expected to have a Materially Adverse Effect.

         (l) Investments and Guaranties. As of the Agreement Date, none of the Borrowers owns the Capital Stock, partnership interests or other securities of or equity interests in, or have outstanding loans or advances to, or guaranties of the obligations of, any Person, except as disclosed on Schedule 4.1(c) or
Schedule 4.1(l).

         (m) Liabilities, Litigation. Except for liabilities incurred in the normal course of business, none of the Borrowers nor any of their respective Subsidiaries has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 4.1(j) above or with respect to the Obligations. As of the Agreement Date, except as described on Schedule 4.1(m) and Schedule 4.1(x) attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other similar action of any nature pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any Subsidiary of any Borrower or any of their respective properties which could reasonably be expected to result in any judgment against or liability of such Borrower or such Subsidiary in excess of $100,000, or the loss of any certification or license material to the operation of any Borrower's business. None of such litigation disclosed on Schedule 4.1(m) and Schedule 4.1(x), individually or collectively, could reasonably be expected to have a Materially Adverse Effect. None of the Borrowers knows of any unusual or unduly burdensome restriction, restraint, or hazard relative to the business or properties of any Borrower or any Subsidiary of any Borrower that is not customary for or generally applicable to similarly situated businesses in the same industry as such Borrower or such Subsidiary.

         (n) ERISA. Each Borrower and each ERISA Affiliate and each of their respective Plans are in substantial compliance with ERISA and the Code and none of the Borrowers nor any of their ERISA Affiliates incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrowers and each of their ERISA Affiliates have complied with all material requirements of ERISA Sections 601 through 608 and

Code Section 4980B. None of the Borrowers nor, to the best of the Borrowers' knowledge, any of their ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. None of the Borrowers nor any of their respective Subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) due under the plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Borrower or any ERISA Affiliate of any Borrower, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to any material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. None of the Borrowers nor any of their ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

         (o) Intellectual Property; Licenses; Certifications. Except as set forth on Schedule 4.1(o), none of the Borrowers nor any of their respective Subsidiaries owns any material registered patents, trademarks, service marks or copyrights, and has no pending registration applications with respect to any of the foregoing. No other material patents, trademarks, service marks or copyrights are necessary for the operation of the business of any Borrower or its Subsidiaries. The Borrowers have all material licenses or certifications necessary for the operation of any Borrower's business.

         (p) Compliance with Law; Absence of Default. Each Borrower and each such Borrower's Subsidiaries is in material compliance with all Applicable Laws and with all of the provisions of its certificate of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or
(ii) a default by the Parent under the Subordinated Debt, or a default by any Borrower under any indenture, material agreement, or other material instrument, or any judgment, decree, or order to which any Borrower or any Subsidiary of any Borrower is a party or by which any Borrower or any Subsidiary of any Borrower or any of their respective properties may be bound. Each of the Borrowers and each of their respective Subsidiaries are in compliance in all material respects with all material applicable federal, state and local laws, rules, and regulations.

         (q) Casualties; Taking of Properties. Since June 30, 1999, neither the business nor the properties of any Borrower or any Subsidiary of any Borrower has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

         (r) Accuracy and Completeness of Information. All information, reports, and other papers and data relating to any Borrower or any Subsidiary of any Borrower furnished to the Administrative Agent and the Lenders were, at the time the same were so furnished, (i) to the extent prepared by third parties, to the best of each Borrower's knowledge, and (ii) to the extent prepared by any Borrower, complete and correct in all material respects in light of all such information, reports and other papers and data taken as a whole at such time. No fact is currently known to any Borrower which has, or could reasonably be expected to have, a Materially Adverse Effect. With respect to projections, estimates and forecasts given to the Administrative Agent and the Lenders, such projections, estimates and forecasts are based on the Borrowers' good faith assessment of the future of the business at the time made. The Borrowers had a reasonable basis for such assessments at the time made.

         (s) Compliance with Regulations T, U, and X. None of the Borrowers nor any of their respective Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, any "margin security" or "margin stock" as defined in Regulations T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Revolving Loans or the Tranche B Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute the making of the Revolving Loans or the Tranche B Loan a "purpose credit" within the meaning of said Regulations T, U, and X. None of the Borrowers nor any bank acting on any Borrower's behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrowers will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including, without limitation, an opinion of counsel in form and substance satisfactory to the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U, or X of said Board of Governors.

         (t) Solvency. As of the Agreement Date and after giving effect to the Mergers and the transactions contemplated by the Loan Documents: (i) the property of each Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of each Borrower will not be unreasonably small to conduct its business; and (iii) none of the Borrowers will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

         (u) Insurance. Each Borrower and each of its Subsidiaries has insurance meeting the requirements of Section 5.5 hereof, and such insurance policies are in full force and effect.

         (v) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by any Borrower for any other services rendered to any Borrower ancillary to the transactions contemplated herein.

         (w) Real Property. All real property owned or leased by any Borrower or any Subsidiary of any Borrower, and, with respect to any leased property of a material nature, the name of the lessor of such real property, is set forth in
Schedule 4.1(w). True, correct and complete copies of each of the material leases of the Borrowers or their respective Subsidiaries have been delivered to the Administrative Agent, and each such lease is valid, enforceable and in full force and effect, and has not been modified or amended, except as otherwise set forth in Schedule 4.1(w). Each Borrower or Subsidiary of a Borrower, as applicable, is the sole holder of the lessee's interests under each lease to which it is a party. None of the Borrowers nor any of their respective Subsidiaries has made any pledge or assignment of any of it rights under any such leases except as set forth in Schedule 4.1(w) and there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a material default on the part of any party under such leases. As of the Agreement Date, none of the Borrowers nor any of their respective Subsidiaries owns, leases or uses any real property of a material nature other than as set forth in Schedule 4.1(w). Each Borrower and each of such Borrower's respective Subsidiaries owns good and marketable fee simple title to all of its owned real property, and none of its respective real property is subject to any Liens (other than Permitted Liens). None of the Borrowers nor any of their respective Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property leased by it.

         (x) Environmental Matters. Except as is described in Schedule 4.1(x) attached hereto:

                  (i) The Property does not contain, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to any material liability under Environmental Laws.

                  (ii) Each Borrower and each Subsidiary of a Borrower is in compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which could materially interfere with the continued operation of any of the Property or impair the financial condition of the Borrowers and their Subsidiaries on a consolidated basis.

                  (iii) None of the Borrowers nor any of their respective Subsidiaries has received from any Governmental Authority any complaint, or notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Property, nor is any Borrower aware that any such notice is pending.

                  (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property in violation of any Environmental Laws or in a manner that could give rise to any material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Property to any other location in violation of any Environmental Laws or in a manner that could give rise to liability under Environmental Laws.

                  (v) None of the Borrowers nor any of their respective Subsidiaries is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Property.

                  (vi) There has been no release or threat of release of Hazardous Materials into the environment at or from any of the Property, or arising from or relating to the operations of the Borrowers, in material violation of Environmental Laws or in amounts that could give rise to any material liability under Environmental Laws.

         (y) OSHA. All of the operations of the Borrowers and their respective Subsidiaries are conducted in all material respects in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.

         (z) Name of Borrowers. Except as set forth in the recitals to this Agreement and in Schedule 4.1(z), none of the Borrowers nor any of their respective Subsidiaries has changed its name within the preceding five (5) years from the Agreement Date, nor has any Borrower or any Subsidiary of a Borrower transacted business under any other name or trade name.

         (aa) Investment Company Act. None of the Borrowers nor any of their respective Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by any Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

         (bb) Year 2000 Compliance. Each of the Borrowers and each of their respective Subsidiaries has implemented a comprehensive program to address the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and expect to resolve on a timely basis any material "year 2000 problem". Each of the Borrowers and each of their respective Subsidiaries has also made inquiry of each supplier, vendor and customer of such Borrower and its Subsidiaries that is of material importance to the financial well-being of such Borrower with respect to the "year 2000 problem." On the basis of the inquiry, each of the Borrowers and each of their respective Subsidiaries believes that each supplier, vendor and customer of such Borrower and its Subsidiaries will resolve any material "year 2000 problem" on a timely basis.

         (cc) Holding Company Status. On and at all times prior to the Agreement Date, the Parent has not engaged in any business activity, or incurred any Indebtedness or other obligations of any type, other than the transactions contemplated by the Merger Agreements and the other Merger Documents, the transactions contemplated by this Agreement and ownership of the Capital Stock of Bull Run pledged pursuant to the Parent Pledge Agreement. The Parent does not own or lease, directly or indirectly, any real, personal, intangible or tangible property of any nature, other than such Capital Stock of Bull Run and the Parent does not conduct, transact or otherwise engage in any business or operations other than those incidental to the ownership of such Capital Stock of Bull Run.



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4.2 Representations and Warranties Relating to Accounts. With respect to all
Accounts which are identified or included on any Schedule, Borrowing Base Certificate or other report as Eligible Accounts, each Borrower hereby warrants and represents to the Administrative Agent and the Lenders to the best of their knowledge that:

         (a) They are genuine and in all respects what they purport to be, and they are not evidenced by judgments;

         (b) They arise out of completed, bona fide sales of goods or rendition of services by the Borrowers in the ordinary course of their business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between the Borrowers and the Account Debtors;

         (c) They are for liquidated amounts maturing as stated in the duplicate invoice covering such sale or rendition of services, copies of which have been furnished or are available to the Administrative Agent;

         (d) None of the Borrowers has made an agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by the Borrowers in the ordinary course of their business for prompt payment or volume purchases and which are reflected in the calculation of the net amount of each respective invoice related thereto;

         (e) There are no facts, events or occurrences of which the Borrowers have knowledge which in any way impair the validity or enforceability thereof or which will reduce the amount payable thereunder from the face amount of the invoice and statements delivered to the Administrative Agent with respect thereto;

         (f) To the best of the Borrowers' knowledge, the Account Debtors thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Accounts were executed and (ii) such Account Debtors are solvent; and

         (g) None of the Borrowers has knowledge of any fact or circumstance which would impair the validity or collectibility of the Accounts, and to the best of the Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

4.3 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of each Advance or issuance of a Letter of Credit hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders, the Issuing Banks and the Agents, any investigation or inquiry by any Lender or the Administrative Agent or the making of any Advance or issuance of a Letter of Credit under this Agreement.



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

                                    ARTICLE 5

                                GENERAL COVENANTS

         So long as any of the Obligations are outstanding and unpaid or the Borrowers shall have the right to borrow, or to have a Letter of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless all of the Lenders shall otherwise consent in writing:

5.1 Preservation of Existence and Similar Matters. Each Borrower will, and will cause each of its Subsidiaries to, (i) preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation, including, without limitation, all Necessary Authorizations material to its business, and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of their respective business requires such qualification or authorization.

5.2 Compliance with Applicable Law. Each Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with the requirements of all Applicable Laws.

5.3 Maintenance of Properties. Each Borrower will maintain, and will cause each of its Subsidiaries to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition, normal wear and tear and disposal of obsolete equipment excepted, all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.

5.4 Accounting Methods and Financial Records. Each Borrower will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

5.5 Insurance. Each Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance including, but not limited to, public liability, product liability, business interruption, and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as such Borrower from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent. In addition to the foregoing, each Borrower further agrees to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability, and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as such Borrower, from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Administrative Agent to insure its interest and the interest of the Lenders in such Collateral. All such property insurance policies shall name the Administrative Agent as loss payee and all liability insurance policies shall name the Administrative Agent as additional insured. Each Borrower shall deliver the original certificates of insurance evidencing that the required insurance is in force together with satisfactory lender's loss payable and additional



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insured, as applicable, endorsements. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever and a clause that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Borrower or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Borrower fails to provide and pay for such insurance, the Administrative Agent may, at the Borrowers' expense, procure the same, but shall not be required to do so. Each Borrower agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

5.6 Payment of Taxes and Claims. Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon it or upon its incomes or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property, except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien, and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Borrower shall timely file and shall cause each of its Subsidiaries timely to file, all information returns required by federal, state, or local tax authorities.

5.7 Visits and Inspections. Each Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent, the Issuing Banks and the Lenders, upon at least 24 hours notice to the Borrowers, or, upon the occurrence of a Default, without notice, to (a) visit and inspect the properties of such Borrower and each of such Borrower's Subsidiaries, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with its principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrowers.

5.8 Conduct of Business. Each Borrower shall continue, and shall cause each of its Subsidiaries to continue, to engage in business of the same general type as now respectively conducted by it.

5.9 ERISA. Each Borrower shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its ERISA Affiliates' Plans; furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of it and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which such Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be requested by the Administrative Agent.



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

5.10 Lien Perfection. Each Borrower agrees to execute or cause the Subsidiaries to execute all Uniform Commercial Code financing statements, and amendments and continuation statements thereto, provided for by Applicable Law, together with any and all other instruments, assignments, or documents, and shall take such other action as may be required to perfect or continue the perfection of the Administrative Agent's (on its behalf and on behalf of the Issuing Banks and the Lenders) security interest in the Collateral. Each Borrower hereby authorizes the Administrative Agent to execute and file any such financing statement on such Borrower's or such Subsidiary's behalf to the extent permitted by Applicable Law.

5.11 Location of Collateral; Consignment of Inventory. All tangible Collateral, other than Inventory in-transit and Inventory sold in the ordinary course of business, will at all times be kept by the Borrowers at one or more of the business locations of the Borrowers set forth in Schedule 5.11. The Inventory shall not, without the prior written approval of the Administrative Agent, be moved therefrom except as permitted in the immediately preceding sentence and prior to an Event of Default, (i) sales or other dispositions of assets permitted pursuant to Section 7.7 hereof and (ii) the storage of Inventory at locations within the continental United States other than those specified in the first sentence of this Section 5.11 if (A) the Borrowers give the Administrative Agent written notice of the new storage location at least thirty (30) days prior to storing Inventory at such location, (B) the Administrative Agent's (on behalf of itself and on behalf of the Issuing Banks and the Lenders) security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (C) neither the Borrowers' nor the Administrative Agent's right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is in any way restricted, (D) the owner of such premises, and any bailee, warehouseman or similar party that will be in possession of such Inventory, shall have executed and delivered to the Administrative Agent an agreement, in form and substance reasonably acceptable to the Administrative Agent, waiving any landlord's, bailee's, warehouseman's or other Lien in respect of the Inventory for unpaid rent or storage charges, and
(E) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Administrative Agent.

5.12 Protection of Collateral. All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Borrower to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Borrowers. If any Borrower fails to promptly pay any portion thereof when due, the Lenders may, at their option, but shall not be required to, make a Base Rate Advance for such purpose and pay the same directly to the appropriate Person. The Borrowers agree to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including attorneys' fees, legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by the Borrowers to the Lenders with interest at the Default Rate, shall be considered Obligations owing by the Borrowers to the Lenders hereunder. Such Obligations shall be secured by all Collateral (other than the Tranche A Collateral) and by any and all other collateral, security, assets, reserves, or funds of any Borrower in or coming into the hands or inuring to the benefit of the Lenders and such Obligations incurred with respect to the Tranche A Collateral shall be secured by the Tranche A Collateral. Neither the Administrative Agent nor the Lenders shall be



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

liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Administrative Agent's or the Lenders' actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrowers' sole risk.

5.13 Assignments and Records of Accounts. If so requested by the Administrative Agent following an Event of Default, each Borrower shall execute and deliver to the Administrative Agent formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Borrower shall keep accurate and complete records of the Accounts and all payments and collections thereon.

5.14 Administration of Accounts.

         (a) The Administrative Agent retains the right after the occurrence of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including, without limitation, attorneys' fees, to the Borrowers. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Borrower hereby irrevocably makes, constitutes, and appoints the Administrative Agent as such Borrower's true and lawful attorney and agent-in-fact to endorse such Borrower's name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent's possession or under the Administrative Agent's control as a result of its taking any of the foregoing actions. Additionally, the Administrative Agent shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs, and expenses thereof, including, without limitation, attorney's fees, to the Borrowers.

         (b) If an Account includes a charge for any tax payable to any governmental taxing authority, the Lenders are authorized, in their sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrowers and to make a Base Rate Advance to the Borrowers to pay therefor. The Borrowers shall notify the Administrative Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower by reason of the sale and delivery creating the Account.

         (c) After a Default or an Event of Default has occurred, any of the Administrative Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of the Lenders, or any designee of the Lenders or the Borrowers, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or facsimile. Each Borrower shall cooperate fully with the Administrative Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process.

5.15 Bank Accounts. As of the Agreement Date, all bank accounts of the Borrowers are listed on Schedule 5.15 and such schedule designates which such accounts are deposit accounts. After



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the Agreement Date, none of the Borrowers shall open any other deposit account without the written consent of the Administrative Agent.

5.16 Further Assurances. Each Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by any Borrower or any Subsidiary of any Borrower or any employee or officer thereof. The Borrowers, at their sole expense, will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all documents necessary to pledge to the Administrative Agent for its benefit and the benefit of the Issuing Banks and the Lenders, any assets of the Borrowers and their Subsidiaries hereafter acquired or which hereafter become unencumbered, and all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrowers in the Loan Documents, including, without limitation, this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith as may be reasonably requested.

5.17 Broker's Claims. Each Borrower hereby indemnifies and agrees to hold each of the Agents, the Issuing Banks and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs, and expenses which may be suffered or incurred by the Agents, the Issuing Banks or any of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

5.18 Indemnity. Each Borrower will indemnify and hold harmless each of the Agents, the Issuing Banks and each of the Lenders and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, investigations, losses, damages, actions, and demands by any party against the Agents, the Issuing Banks and the Lenders, or any of them, resulting from any breach or alleged breach by any Borrower of any representation or warranty made hereunder, or otherwise arising out of the Commitments or the making, administration or enforcement of the Loan Documents and the Loans, unless, with respect to any of the above, the Agents, the Issuing Banks and the Lenders, or any of them, are finally judicially determined to have acted or failed to act with gross negligence or wilful misconduct. This Section
5.18 shall survive termination of this Agreement.

5.19 Environmental Matters. The conduct of each of the Borrowers' and their respective Subsidiaries' business operations will not violate any Environmental Laws in any material respect, and none of the Borrowers will use, or permit any other party to use, any Hazardous Materials at any of its places of business except such materials as are incidental to such Borrower's or such Subsidiary's normal course of business, maintenance and repairs, and then only in compliance with all applicable Environmental Laws. Each Borrower shall apply for and/or timely renew all permits required for the business operations at its places of business or otherwise. The Borrowers shall promptly notify the Administrative Agent in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law; and (ii) all claims made or threatened by any third party against any Borrower or any Subsidiary of any Borrower relating to damages, contribution, cost recover compensation, loss or injury resulting from any Hazardous Materials which, in either case, could reasonably be expected to



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result in liability under Environmental Laws in excess of $50,000. The Borrowers shall promptly notify the Administrative Agent of any remedial action taken by any Borrower or any Subsidiary of any Borrower pursuant to Environmental Laws with respect to such Borrower's or such Subsidiary's business operations. Upon the request of the Administrative Agent, the Borrowers shall arrange to have conducted by auditors, reasonably acceptable to the Administrative Agent, environmental audits with respect to the Property of the Borrowers and shall provide to the Administrative Agent copies of such environmental audits, which shall be satisfactory to the Administrative Agent in all respects.

5.20 Interest Rate Hedging. Within sixty (60) days of the Agreement Date, the Borrowers shall enter into an Interest Hedge Agreement which results in the fixing of a limit on the Borrowers' interest obligations on an aggregate principal amount of not less than $45,000,000 of the principal amount of the Loans which Interest Hedge Agreement shall provide interest rate protection on terms acceptable to the Administrative Agent for a period of at least three (3) years from the date of such Interest Hedge Agreement.

5.21 Formation of Subsidiaries. At the time of the formation of any direct or indirect Subsidiary of any Borrower or the acquisition of any Subsidiary of any Borrower after the Agreement Date to the extent permitted by this Agreement, such Borrower and its Subsidiaries, as appropriate, shall (a) with respect to any new domestic Subsidiary of the Borrower, provide to the Administrative Agent a Subsidiary Guaranty, Subsidiary Security Agreement, and such other security documents or supplements to existing security documents, together with appropriate UCC-1 financing statements, all in form and substance reasonably satisfactory to the Administrative Agent, (b) with respect to each new Subsidiary of any Borrower, a pledge agreement, together with original stock certificates or other instruments and appropriate transfer powers and UCC-1 financing statements, pledging such Borrower's and any Subsidiary of such Borrower's direct or beneficial ownership interest in such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent (and with respect to foreign Subsidiaries limited to 65% of the capital stock or other ownership interest in any foreign Subsidiary), and (c) with respect to each new Subsidiary of any Borrower, provide all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Any such document, agreement or instrument executed or issued pursuant to this
Section 5.21 shall be a "Loan Document" for purposes of this Agreement.

5.22 Margin Call.

         (a) At all times during the term of this Agreement, the total market value of (i) all shares of Class A and B common stock of Gray Communications Systems, Inc., (ii) all warrants to purchase shares of Class A and Class B common stock of Gray Communications Systems, Inc., (iii) all shares of Rawlings Sporting Goods Company, Inc., (iv) all warrants to purchase shares of common stock of Rawlings Sporting Goods Company, Inc., (v) after an initial public offering of the common stock of Total Sports, Inc., all shares of common stock of Total Sports, Inc., and (vi) fifty percent (50%) of all shares of the Parent pledged by the Robinson-Prather Partnership, in each case which have been pledged to the Administrative Agent for its benefit and for the benefit of the Issuing Banks and the Lenders pursuant to the Pledge Agreements, shall be equal to or greater than one hundred thirty percent (130%) of the then outstanding principal amount of the Tranche A Loan.



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         (b) If at any time, the condition set forth in Section 5.22(a) is not satisfied, then the Borrowers shall, within ten (10) days of such date, either
(i) prepay the Loans or (ii) pledge to the Administrative Agent for its benefit and the benefit of the Issuing Banks and the Lenders additional collateral as shall be satisfactory to the Lenders.


                                    ARTICLE 6

                              INFORMATION COVENANTS

         So long as any of the Obligations are outstanding and unpaid or the Borrowers have a right to borrow, or to have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless all of the Lenders shall otherwise consent in writing, the Borrowers will furnish or cause to be furnished to each Lender and to the Administrative Agent at their respective offices:

6.1 Monthly Financial Statements and Information. Within thirty (30) days after the last day of each fiscal month in each fiscal year of the Borrowers (except September, December, March and June), the balance sheet of the Borrowers as at the end of such fiscal month, and the related statement of income and retained earnings for such fiscal month and for the elapsed portion of the year ended with the last day of such fiscal month, which financial statements as of January 31, 2001 and thereafter shall set forth in comparative form such figures as at the end of such month during the previous fiscal year and for such month during the previous fiscal year, all of which shall be certified by an Authorized Signatory to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of such Borrowers, as at the end of such period and the results of operations for such period, and for the elapsed portion of the fiscal year ended with the last day of such period, subject only to normal year-end adjustments.

6.2 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each fiscal quarter in each fiscal year of the Borrowers, the balance sheet of the Borrowers as at the end of such fiscal quarter, and the related statement of income and retained earnings and related statement of cash flows for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, which financial statements shall set forth in comparative form such figures as at the end of such fiscal quarter during the previous fiscal year and for such fiscal quarter during the previous fiscal year, all of which shall be on a consolidated and consolidating basis with the Borrowers' Subsidiaries and shall be certified by an Authorized Signatory to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of the Borrowers, as at the end of such period and the results of operations for such period, and for the elapsed portion of the fiscal year ended with the last day of such period, subject only to normal year-end adjustments.

6.3 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of the Borrowers, the audited balance sheet of the Borrowers as at the end of such year, all of which shall be on a consolidated basis with the Borrowers' Subsidiaries, and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Administrative Agent, stating that such financial statements are unqualified



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and prepared without deviation from GAAP, without any explanatory paragraphs, together with consolidating statements prepared by the Borrowers and a statement of the chief financial officer of Bull Run certifying that no Default or Event of Default, including, without limitation, any Default under Sections 7.8, 7.9,
7.10 and 7.11 hereof, was detected during the examination of the Borrowers.

6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Section 6.2 with respect to each fiscal quarter end and
Section 6.3 with respect to each fiscal year end, a certificate of an Authorized Signatory of the Parent, in the form of Exhibit V attached hereto:

         (a) Setting forth as at the end of such quarter or year, as the case may be, the arithmetical calculations required to establish whether or not the Borrowers were in compliance with the requirements of Sections 7.8, 7.9, 7.10 and 7.11 hereof; and

         (b) Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such month, quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrowers with respect to such Default or Event of Default.

6.5 Access to Accountants. Each of the Borrowers hereby authorizes the Administrative Agent to communicate with the Borrowers' independent public accountants through requests made through the chief financial officer of Bull Run and authorizes these accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial data, including matters relating to the annual audit and copies of any arrangement letter with respect to its business, financial condition and other affairs. On or before the Agreement Date, the Borrowers shall deliver to their independent public accountants a letter authorizing such accountants to comply with the provisions of this Section 6.5.

6.6 Additional Reports.

         (a) Promptly after preparation thereof, but no later than fifteen (15) days after the end of each month, the Borrowers shall deliver to the Administrative Agent and to any Lender requesting the same, a Borrowing Base Certificate as of the last day of the preceding month, which shall be in such form as shall be satisfactory to the Administrative Agent, setting forth the Eligible Accounts and a categorical breakdown of all Accounts as of such last day of such month.

         (b) Within five (5) days after the end of each month, the Borrowers shall deliver to the Administrative Agent and to any Lender requesting the same, in form acceptable to the Administrative Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed and all other information necessary to calculate Eligible Accounts as of such last day of the preceding month and, within fifteen (15) days of the Administrative Agent's request therefor (but no sooner than fifteen (15) days following the end of any month), copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as the Administrative Agent shall request.



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         (b) Promptly upon receipt thereof, the Borrowers shall deliver to the
Administrative Agent and the Lenders copies of all final reports, if any, submitted to any Borrower by its independent public accountants in connection with any annual or interim audit of any of the Borrowers or any of their respective Subsidiaries, including, without limitation, any final management report prepared in connection with the annual audit referred to in Section 6.3 hereof.

         (c) Within sixty (60) days after the commencement of each of the Borrowers' fiscal years, the Borrowers shall deliver to the Administrative Agent and the Lenders the annual operating plan for the Borrowers and their Subsidiaries, which plan has been approved by the Borrowers' board of directors, including, without limitation, an annual budget for the Borrowers and their Subsidiaries, including forecasts of the income statement, the balance sheet and an operating profit and cash flow statement for the immediately succeeding year on a month by month basis.

         (d) To the extent not covered elsewhere in this Article 6, promptly after the sending thereof, the Borrowers shall deliver to the Administrative Agent and the Lenders copies of all financial statements, reports and other information which any of the Parent, the Borrowers or any of their respective Subsidiaries sends to any holder of its Indebtedness (including the Subordinated
Debt) or its securities or which any of the Parent, the Borrowers or any of their respective Subsidiaries files with the Securities and Exchange Commission or any national securities exchange.

         (e) From time to time and promptly upon each request, the Borrowers shall deliver to the Administrative Agent, on behalf of itself and on behalf of the Lenders, such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Parent, any of the Borrowers or any of their respective Subsidiaries as the Administrative Agent may reasonably request.

6.7 Notice of Litigation and Other Matters.

         (a) Within fifteen (15) Business Days of the Parent's or any Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, governmental investigation or arbitration proceeding against the Parent, any of the Borrowers or any of their respective Subsidiaries or any Property, which action, suit, governmental investigation or arbitration proceeding exposes, in the Borrowers' reasonable judgment, the Parent, any Borrower or any Subsidiary of any Borrower to liability in an aggregate amount in excess of $200,000, the Parent and the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof, and the Parent and the Borrowers shall provide such additional information with respect to such matters as the Administrative Agent or the Lenders may reasonably request.

         (b) Promptly upon, but in no event later than two (2) Business Days after, the occurrence of any default (whether or not the Parent or any Borrower has received notice thereof from any other Person) on Indebtedness of the Parent, any Borrower or any Subsidiary of any Borrower which singly, or in the aggregate exceeds $200,000, the Parent and the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.



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

         (c) Promptly upon, but in no event later than two (2) Business Days after, the occurrence of any default on any Indebtedness of any Person owed to the Parent or any Borrower, which singly or in the aggregate exceeds $200,000, the Parent and the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

         (d) Promptly upon, but in no event later than two (2) Business Days after, any Borrower's receipt of notice or the pendency of any proceeding for the condemnation or other taking of any real property of any Borrower or any Subsidiary of any Borrower, the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

         (e) Promptly upon, but in no event later than two (2) Business Days after, any Borrower's receipt of notice of any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrowers and their Subsidiaries taken as a whole, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect, the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

         (f) Promptly following, but in no event later than two (2) Business Days after, any material amendment or change to the budget submitted to the Administrative Agent and the Lenders pursuant to Section 6.6(d) hereof, the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

         (g) Promptly following, but in no event later than two (2) Business Days after, any (i) Default under any Loan Document, or default by the Parent under the Subordinated Debt, or (ii) default under any other agreement (other than those referenced in clause (i) of this Section 6.7(g) above) to which any Borrower or any Subsidiary of any Borrower is a party or by which any of their respective properties is bound which could reasonably be expected to have a Materially Adverse Effect, then the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

         (h) Promptly following, but in no event later than two (2) Business Days after, the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of any Borrower or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan (other than claims for benefits in the ordinary course of business), the Borrowers shall notify the Administrative Agent and the Lenders of the occurrence thereof.

         (i) Promptly upon, but in no event later than two (2) Business Days after, the discovery or determination thereof by any Borrower that any computer application (including, without limitation, any such application of its suppliers, vendors and customers) which is material to the business and operations of any Borrower's or any Subsidiary of any Borrower is subject to a material "year 2000 problem" that will not resolved on a timely basis.



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

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         So long as any of the Obligations are outstanding and unpaid or the Borrowers have a right to borrow, or to have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless all of the Lenders shall otherwise give their prior consent in writing:

7.1 Indebtedness. None of the Parent or the Borrowers will create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, or permit any of their respective Subsidiaries to create, assume, incur, or otherwise become obligated in respect of, or permit to be outstanding, any Indebtedness except:

         (a) Indebtedness under this Agreement and the other Loan Documents;

         (b) the Subordinated Debt;

         (c) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

         (d) Indebtedness secured by Permitted Liens described in clause (f) of the definition of Permitted Liens set forth in Article 1 hereof and Capitalized Lease Obligations, collectively, not to exceed the aggregate principal amount of $300,000 at any time;

         (e) Guaranties permitted by Section 7.2;

         (f) Obligations under Interest Hedge Agreements with respect to notional amounts not to exceed the outstanding principal amount of the Loans;

         (g) Other unsecured Indebtedness incurred by any Borrower not to exceed $200,000 in the aggregate for all Borrowers outstanding from time to time;

         (h) Indebtedness (i) of any Borrower to any other Borrower or to any Subsidiary of any Borrower which has executed a Subsidiary Security Agreement and Subsidiary Guaranty and (ii) of any Subsidiary to any Borrower or any other Subsidiary of any Borrower which has executed a Subsidiary Security Agreement and Subsidiary Guaranty;

         (i) At any time after exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), Indebtedness in favor of Robinson resulting from the exercise of the Call Option; and

         (j) (A) Extensions, renewals and replacements of Indebtedness permitted under paragraphs (b), (g) and (h) that do not, in any case, (i) increase the outstanding principal amount thereof or (ii) result in an earlier maturity date or decreased weighted average life thereof, and (B) extensions, renewals and replacements of Indebtedness permitted under paragraph (i).

7.2 Guaranties. None of the Parent or the Borrowers will at any time guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, or permit any of their respective Subsidiaries at any time to guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty,



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

in each case other than (a) obligations under repurchase agreements of the Borrowers entered into in connection with the sale of products in the ordinary course of business of the Borrowers, (b) obligations under agreements of the Borrowers entered into in connection with the acquisition of services, supplies, and equipment in the ordinary course of business of the Borrowers, (c) endorsements of instruments in the ordinary course of business, and (d) guaranties of Indebtedness of the Borrowers and their Subsidiaries to the extent permitted under Section 7.1.

7.3 Liens. None of the Parent or the Borrowers will create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, or permit any of their respective Subsidiaries to create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens.

7.4 Restricted Payments and Purchases. None of the Borrowers shall directly or indirectly declare or make, or permit any of their respective Subsidiaries to directly or indirectly make, any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose; provided, however, (a) any Subsidiary of a Borrower may make Restricted Payments to such Borrower; (b) so long as no Default then exists or would be caused thereby, Bull Run may make distributions to the Parent (i) for the purpose of making regularly scheduled interest payments due under the Subordinated Debt to the extent permitted by the Subordinated Note and (ii) to pay (A) taxes and (B) other administrative expenses not to exceed $100,000 in the aggregate in any fiscal year; and (c) any Borrower may make Restricted Payments to any other Borrower provided that the Administrative Agent shall have received all supplements to the Security Documents, original stock certificates and stock powers and such other documents, instruments and agreements necessary to maintain the Administrative Agent's Lien on the Collateral.

7.5 Investments. None of the Parent or the Borrowers will make, or permit any of their respective Subsidiaries to make, any loan or advance to, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock, partnership interests or other securities of or equity interests in any third party (each, an "Investment"), except that (a) the Borrowers may purchase or otherwise acquire and own and may permit any of their respective Subsidiaries to purchase or otherwise acquire and own, (i) marketable, direct obligations of the United States of America and its agencies maturing within three hundred sixty-five
(365) days of the date of purchase, (ii) commercial paper issued by corporations, each of which shall (A) have a consolidated net worth of at least $250,000,000, and (B) conduct substantially all of its business in the United States of America, which commercial paper will mature within one hundred eighty
(180) days from the date of the original issue thereof and is rated "P-1" or better by Moody's Investors Service, Inc., or "A-1+" or better by Standard & Poor's Corporation, (iii) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a United States national or state bank having deposits totaling more than $250,000,000, and whose short-term debt is rated "P-1" or better by Moody's Investors Service, Inc. or "A-1+" or better by Standard & Poor's Corporation, and (iv) up to $100,000 per institution and up to $1,000,000 in the aggregate in (A) short-term obligations issued by any local commercial bank or trust company located in those areas where the Borrowers conduct their business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (B) commercial bank-insured money market funds, or any combination of investments described in clauses (A) and (B); (b) the Borrowers may hold the Investments in existence on the Agreement Date and described on Schedule 4.1(l), provided that advances due from NCAA Football, Inc. in the ordinary course of business shall not exceed the offsetting account payable to NCAA Football, Inc. by $500,000 at any time; (c) the Borrowers may hold the Capital Stock of their respective Subsidiaries in existence on the



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

Agreement Date; (d) the Borrowers may make loans to employees of the Borrowers in an aggregate amount not to exceed $300,000 at any one time outstanding; and
(e) the Borrowers may make Investments in an amount not to exceed $300,000 in the aggregate during any fiscal year period provided that the Administrative Agent shall have received all supplements to the Security Documents, original stock certificates and stock powers and such other documents, instruments and agreements necessary to maintain the Administrative Agent's Lien on the Collateral.

7.6 Affiliate Transactions. Except as set forth on Schedule 7.6, None of the Borrowers shall enter into or be a party to, or permit any of their respective Subsidiaries to enter into or be a party to, any agreement or transaction with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to such Borrower or to such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate thereof, and on terms consistent with the business relationship of such Borrower or such Subsidiary and such Affiliate prior to the Agreement Date, if any.

7.7 Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets. None of the Borrowers shall, or permit any of their respective Subsidiaries to, at any time:

         (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business;

         (b) Sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or a series of related transactions, any assets (including any Capital Stock owned by such Borrower or such Subsidiary), property or business except for the sale of Inventory in the ordinary course of business at the fair market value thereof and for cash or cash equivalents and except for physical assets used, consumed or otherwise disposed of in the ordinary course of business; provided, however, that the Borrowers may sell or otherwise dispose of obsolete equipment with a sale value not greater than $500,000 in the aggregate for all such assets that may be sold during any year, so long as the Net Cash Proceeds from such sale in excess of $250,000 in value are applied to the Loans as required by Section 2.6(d) and any non-cash proceeds shall be pledged to the Administrative Agent pursuant to the Security Agreement or other document or agreement in form and substance reasonably satisfactory to the Administrative Agent;

         (c) Become a partner or joint venturer with any third party, or form any Subsidiary requiring cash investments of greater than $1,000,000 in the aggregate;

         (d) Acquire (i) all or any substantial part of the assets, property or business of, or (ii) any assets that constitute a division or operating unit of the business of, any other Person;

         (e) Merge or consolidate with any other Person other than another Borrower;

         (f) Change its corporate, partnership or limited liability company name without giving the Administrative Agent thirty (30) days' prior written notice of its intention to do so and complying with all requirements of the Lenders in regard thereto;

         (g) Change its year-end for accounting purposes from the fiscal year ending June 30;



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

         (h) Enter into any new business or make any material change in any of such Borrower's business objectives, purposes and operations; or

         (i) Transfer its principal place of business or chief executive office, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Schedule 4.1(w) hereto, without giving the Administrative Agent thirty (30) days' prior written notice of its intention to do so and complying with all requirements of the Lenders in regard thereto.

7.8 Debt Service Coverage Ratio. The Borrowers shall not permit (a) with respect to the quarter ending December 31, 1999, the ratio of (i) Adjusted EBITDA for the six month period then ended to (ii) Debt Service for the six month period then ended, (b) with respect to the fiscal quarter ending March 31, 2000, the ratio of (i) Adjusted EBITDA for the nine month period then ended to (ii) Debt Service for the nine month period then ended, (c) with respect to the fiscal quarter ending June 30, 2000, the ratio of (i) Adjusted EBITDA for the twelve month period then ended to (ii) Debt Service for the twelve month period then ended, and (d) with respect to the fiscal quarter ending September 30, 2000 and for each fiscal quarter thereafter, the ratio of (i) Adjusted EBITDA for the immediately preceding four (4) fiscal quarter period to (ii) Debt Service for such period, to be less than the amount specified below for such period:

              Quarters Ending                               Ratio
              ---------------                               -----
December 31, 1999                                        .90 to 1.00
March 31, 2000                                           1.10 to 1.00
June 30, 2000 through March 31, 2001                     1.20 to 1.00
June 30, 2001 through March 31, 2002                     1.30 to 1.00
June 30, 2002 and thereafter                             1.50 to 1.00

Notwithstanding the foregoing, for purposes of this Section 7.8, Adjusted EBITDA shall be calculated as if the Mergers had been consummated as of July 1, 1999.


7.9 Capital Expenditures. The Borrowers and their Subsidiaries shall not make or incur in the aggregate any Capital Expenditures, during any fiscal year during the term of this Agreement, in excess of $1,500,000; provided, however, that if Capital Expenditures in any fiscal year are less than the aggregate amount permitted in such year, the excess permitted amount for such fiscal year may be carried forward to the next succeeding fiscal year.

7.10 Funded Debt to Capitalization. The Borrowers shall not permit, at any time during the period from the Agreement Date through the Maturity Date, the ratio of (a) Funded Debt, to (b) Capitalization, to be more than.65 to 1.00.

7.11 Minimum Net Worth. The Borrowers shall not permit, at any time, the Net Worth of the Parent on a consolidated basis with its Subsidiaries to be less than (a) $76,000,000 at any time during the period from the Agreement Date through [June 30, 2000], and (b) at any time during each fiscal year thereafter, an amount for each such fiscal year equal to the sum of (i) the



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minimum Net Worth required hereunder for the immediately preceding fiscal year plus (ii) one hundred percent (100%) of the greater of (A) the Parent's consolidated Net Income for such prior year, and (B) zero.

7.12 Sales and Leasebacks. None of the Borrowers will enter into, or permit any of their respective Subsidiaries to enter into, any arrangement, directly or indirectly, with any third party whereby such Borrower or such Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Borrower or such Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.

7.13 Amendment and Waiver. None of the Parent or any Borrower shall, without the prior written consent of all of the Lenders, enter into any amendment of, or agree to or accept any waiver of (a) its certificate of incorporation and by-laws, if such amendment or waiver would adversely affect the rights of the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders, or any of them, (b) the Subordinated Note, or (c) the Merger Agreements or the Contribution Agreement.

7.14 ERISA Liability. None of the Borrowers nor any of their respective Subsidiaries shall fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of their respective Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. None of the Borrowers nor any of their respective Subsidiaries shall (a) become a participant in any Multiemployer Plan after the Agreement Date, or (b) withdraw from any Multiemployer Plan if such withdrawal would result in material liability to any Borrower or any Subsidiary of a Borrower.

7.15 Prepayments. None of the Borrowers shall prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any Funded Debt, except the Borrowers may (i) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Funded Debt permitted hereunder, and (ii) make payments with respect to the Obligations; provided, however, that the Borrowers shall not make any payments or distributions to the Parent to be used, directly or indirectly, to make payments or prepayments with respect to principal on the Subordinated Note.

7.16 Negative Pledge. None of the Parent or the Borrowers shall, directly or indirectly, or permit any of their respective Subsidiaries to, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of the Parent, any Borrower or any Subsidiary of any Borrower to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets except with respect to purchase money liens, Capitalized Lease Obligations and operating leases but only as to the assets so purchased or leased, or restricts the ability of any Subsidiary to pay Dividends to any Borrower.

7.17 Holding Company Status. The Parent shall not conduct, transact or otherwise engage in any business or operations other than those incidental to the ownership of the Capital Stock of Bull Run.



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                                    ARTICLE 8

                                     DEFAULT

8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Section 4.4 hereof;

         (b) Any payment of any principal under any Note, any reimbursement obligations with respect to any Letter of Credit payable hereunder, or any fees payable hereunder or under the other Loan Documents, shall not be received by the Administrative Agent on the date such payment is due, or any payment of any interest under any Note shall not be received by the Administrative Agent within two (2) days of the date such payment is due;

         (c) The Parent, any Borrower or Robinson shall default in the performance or observance of any agreement or covenant contained in Section 5.1, 5.5, 5.7, 5.19, or 5.22 or in Article 6 or Article 7 hereof, in the Robinson Guaranty or in any Security Document;

         (d) The Parent or any Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default, if curable, shall not be cured to all of the Lenders' satisfaction within a period of thirty (30) days from the earlier of (i) the date the Parent or any Borrower knew or should have known of such default or (ii) written notice thereof having been given to the Borrowers;

         (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the other Loan Documents (other than this Agreement or the Security Documents or as otherwise provided in this Section 8.1) which shall not be cured to all of the Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document, or, if there is no applicable cure period set forth in such Loan Document, within a period of fifteen (15) days from the date of such default;

         (f) There shall occur any Change of Control;

         (g) There shall be entered a decree or order for relief in respect of the Parent, any Borrower, or any of their respective Subsidiaries, under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any of the Parent, any Borrower, or any of their respective Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of the Parent, any Borrower, or any of their respective Subsidiaries, or an involuntary petition shall be filed against any of the Parent, any Borrower, or any of their respective Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;



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

         (h) Any of the Parent, any Borrower or any of their respective Subsidiaries shall file a petition, answer, or consent seeking relief under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or any of the Parent, any Borrower, or any of their respective Subsidiaries, shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Parent, any of the Borrowers, or any of their respective Subsidiaries, or of any substantial part of their respective properties, or any of the Parent, any Borrower, or any of their respective Subsidiaries, shall fail generally to pay their respective debts as they become due, or any of the Parent, any Borrower, or any of their respective Subsidiaries, shall take any action in furtherance of any such action;

         (i) A final judgment (other than a money judgment fully covered by insurance as to which the insurance company has acknowledged coverage within thirty (30) days after notice thereof) shall be entered by any court against any of the Borrowers or any of their respective Subsidiaries for the payment of money which exceeds $200,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrowers or any of their respective Subsidiaries pursuant to a final judgment which, together with all other such property of any of the Borrowers, or any of their respective Subsidiaries, subject to other such process, exceeds in value $200,000 in the aggregate, and if, within forty-five (45) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

         (j) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrowers and their respective ERISA Affiliates, or to which any of the Borrowers or any of their respective ERISA Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or any of the Borrowers and their respective ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any material tax or penalty on "prohibited transactions" imposed by
Section 502 of ERISA or Section 4975 of the Code or any of the Borrowers or any of their respective ERISA Affiliates shall enter into or become obligated after the Agreement Date to contribute to a Multiemployer Plan;

         (k) There shall occur (x) any default (after the expiration of any applicable cure period) under any indenture, agreement, or instrument evidencing Indebtedness of any of the Borrowers or any of their respective Subsidiaries in an aggregate principal amount exceeding$200,000, (y) any default or event of default under the Subordinated Note, or (z) a cancellation of or default (after the expiration of any applicable cure period) under the NCAA Contract;

         (l) All or any portion of any Security Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any of the Borrowers or any of their respective Affiliates, or by any governmental authority having jurisdiction over any



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

of the Borrowers or any of their respective Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any of the Borrowers or any of their respective Affiliates shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

         (m) The Mergers shall not have become effective on the Agreement Date;
or

         (n) The term of the NCAA Contract shall not have been extended beyond the Maturity Date on or prior to the earlier of (i) one (1) year prior to the expiration of the NCAA Contract, and (ii) August 31, 2001.

8.2 Remedies. If an Event of Default shall have occurred and shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement and the Loan Documents:

         (a) With the exception of an Event of Default specified in Section 8.1(g) or (h), the Administrative Agent, at the direction of all of the Lenders, shall (i) terminate the Commitments, the Letter of Credit Commitment and the Swing Loans, or (ii) declare the principal of and interest on the Loans and the Notes and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, or both.

         (b) Upon the occurrence and continuance of an Event of Default specified in Sections 8.1(g) or (h), such principal, interest, and other Obligations shall thereupon and concurrently therewith become due and payable, and the Commitments, the Letter of Credit Commitment and the Swing Loans shall forthwith terminate, all without any action by the Administrative Agent or the Lenders or the holders of the Notes and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

         (c) The Administrative Agent, with the concurrence of all of the Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of itself, the Issuing Banks and the Lenders, shall have the right to the appointment of a receiver for the Property of the Borrowers, and each of the Borrowers hereby consents to such rights and such appointment and hereby waives any objection such Borrower may have thereto or the right to have a bond or other security posted by the Administrative Agent or the Lenders in connection therewith.



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

         (d) Application of Payments After Acceleration.

                  (i) Application of Payments After Acceleration and Prior to Exercise of the Call Option. Subsequent to the acceleration of the Obligations under this Section 8.2 and prior to exercise of the Call Option, payments and prepayments with respect to the Obligations made to the Administrative Agent, the Issuing Banks or the Lenders, or otherwise received by the Administrative Agent, any Issuing Bank or any Lender (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10 hereof): FIRST, to the costs and expenses (including, without limitation, attorneys' fees and expenses), if any, incurred by the Administrative Agent, any Issuing Bank or any Lender in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to the payment of interest then due and payable on the Swing Loans; THIRD, to the payment of the principal of any Swing Loans then outstanding; FOURTH, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; FIFTH, to any fees then due and payable to the Lenders and the Issuing Banks under this Agreement or any other Loan Document; SIXTH, to the payment of interest then due and payable on the Revolving Loans and the Term Loans; SEVENTH, to the payment of the principal of the Tranche B Loans then outstanding; EIGHTH, to the payment of the principal of the Tranche A Loans then outstanding; NINTH, to the payment of principal of the Revolving Loans then outstanding; TENTH, pro rata to the payment of any obligation under any Interest Hedge Agreement between any Borrower, on the one hand, and the Administrative Agent (or an affiliate of the Administrative Agent) or one or more Lenders (or an affiliate of a Lender), on the other hand; ELEVENTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; TWELFTH, to any other Obligations not otherwise referred to in this Section 8.2(d); THIRTEENTH, to damages incurred by the Administrative Agent, any Issuing Bank or any Lender by reason of any breach hereof or of any other Loan Document; and FOURTEENTH, upon satisfaction in full of all Obligations to the Borrowers or as otherwise required by law. Notwithstanding the foregoing, to the extent any amount received hereunder consists of proceeds from the sale of the Tranche A Collateral, such amount shall be applied to reduce the outstanding amount of the Tranche A Loan Obligations.

                  (ii) Application of Payments After Acceleration and After Exercise of the Call Option. Subsequent to the acceleration of the Obligations under this Section 8.2 and after the exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), payments and prepayments with respect to the Obligations made to the Administrative Agent, the Issuing Banks or the Lenders, or otherwise received by the Administrative Agent, any Issuing Bank or any Lender (other than from realization on the Tranche A Collateral or Collateral that has been assigned by the Administrative Agent to Robinson pursuant to the Robinson Guaranty) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10 hereof):
FIRST, to the costs and expenses (including, without limitation, attorneys' fees and expenses), if any, incurred by the Administrative Agent, any Issuing Bank or any Lender in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to the payment of interest then due and payable on the Swing Loans; THIRD, to the payment of the principal of any Swing Loans then outstanding; FOURTH, to any fees then due and payable to the Administrative Agent under this Agreement or any other Loan Document; FIFTH, to any fees then due and payable to the Lenders and the Issuing Banks under this Agreement or any other Loan Document; SIXTH,



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

to the payment of interest then due and payable on the Revolving Loans; SEVENTH, to the payment of principal of the Revolving Loans then outstanding; EIGHTH pro rata to the payment of any obligation under any Interest Hedge Agreement between any Borrower, on the one hand, and the Administrative Agent (or an affiliate of the Administrative Agent) or one or more Lenders (or an affiliate of a Lender), on the other hand; NINTH, to the extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; TENTH, to any other Obligations not otherwise referred to in this Section 8.2(d); ELEVENTH, to damages incurred by the Administrative Agent, any Issuing Bank or any Lender by reason of any breach hereof or of any other Loan Document; and TWELFTH, upon satisfaction in full of all Obligations to the Borrowers or as otherwise required by law. Notwithstanding the foregoing, to the extent any amount received hereunder consists of proceeds from the sale of the Tranche A Collateral, such amount shall be applied to reduce the outstanding amount of the Tranche A Loan Obligations, and to the extent any amount received hereunder consists of proceeds from the sale of any Collateral assigned by the Administrative Agent to Robinson pursuant to the Robinson Guaranty, such amount shall be applied to reduce the outstanding amount of the Term Loan Obligations.

                  (iii) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 8.2, the Borrowers shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by Administrative Agent for the benefit of the Issuing Banks an amount equal to one hundred and two percent (102%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes in the manner set forth in Section 2.11 hereof. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Administrative Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Reimbursement Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrower. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                  (iv) The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder shall be cumulative, and not exclusive.



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                                    ARTICLE 9

                                   THE AGENTS

9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Other than with respect to the Lenders' right to receive payments received by the Administrative Agent on behalf of the Lenders in accordance with this Agreement, neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 9.2, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

9.3 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Lender or any Issuing Bank for any action taken or suffered by it in good faith in reliance on the advice of such counsel.

9.4 Documents. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

9.5 Administrative Agent and Affiliates. With respect to the Commitments and Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Affiliates of, or Persons doing business with, any Borrower, as if it were not the Administrative Agent or affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders and the Issuing Banks acknowledge that the Administrative Agent and its affiliates have other lending and investment relationships with the Borrowers and their Affiliates and in the future may enter into additional such relationships.

9.6 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrowers, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the



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

nature thereof in writing. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrowers.

9.7 Action by Administrative Agent.

         (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by all of the Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the approval of all of the Lenders. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.

         (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of all of the Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders, unless this Agreement specifically requires the consent of all Lenders to such action or inaction.

         (c) The Administrative Agent, without the concurrence of all of the Lenders, shall not (i) consent to the receipt of any payment in respect of the Subordinated Debt by the Parent otherwise prohibited hereunder, or (ii) consent to the amendment of the Subordinated Note, or any other agreement, instrument or document relating thereto, or the granting of collateral to secure the Subordinated Debt.

9.8 Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as all of the Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request, unless such action requires the consent of all Lenders. If the Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if all of the Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

9.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

         (a) To any Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

         (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, any Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document; or

         (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

9.10 Indemnification. The Lenders agree to indemnify the Agents (to the extent not reimbursed by the Borrowers) pro rata in accordance with their Aggregate Commitment Ratios from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature (whether or not such Agent is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by such Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Agent as determined by a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 9.10 shall survive the termination of this Agreement.

9.11 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent that:

         (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

         (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

9.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, all of the Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by all of the Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and



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become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 9.12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

9.13 Administrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel), the Lenders and the Issuing Banks allowed in any judicial proceedings relative to any Borrower or any Subsidiary of a Borrower, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under Section 10.2 hereof. Nothing contained in the Loan Agreement or the Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

9.14 Collateral. The Administrative Agent is hereby authorized to hold all Collateral pledged pursuant to any Loan Document and to act on behalf of the Lenders and the Issuing Banks, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that the Administrative Agent shall not agree to the release of any Collateral except in accordance with the terms hereof.

9.15 Release of Collateral.

         (a) Each Lender and each Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release or to subordinate any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuing Banks:

                  (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement; or

                  (ii) against any part of the Collateral sold or disposed of by any Borrower if such sale or disposition is permitted by Section 7.7 hereof or is otherwise consented to by all of the Lenders for such release as set forth in Section 10.12 hereof, as certified to the Administrative Agent by the Borrowers in a certificate of an Authorized Signatory; or

                  (iii) after exercise of the Call Option and payment of the Purchase Price (as defined in the Robinson Guaranty), against the Call Option Collateral (as defined in the



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

Robinson Guaranty) in accordance with the terms and conditions of the Robinson Guaranty.

         (b) Each Lender and each Issuing Bank hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 9.15 promptly upon the effectiveness of any such release. Upon request by the Administrative Agent at any time, the Lenders and the Issuing Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this
Section 9.15.

9.16 Security Documents. The Administrative Agent is hereby authorized to enter into each of the Security Documents on behalf itself and on behalf of the Issuing Banks and the Lenders.

9.17 Syndication Agent. The Syndication Agent shall be subject to no duties or obligations under this Agreement or under any other Loan Document in its capacity as Syndication Agent.


                                   ARTICLE 10

                                  MISCELLANEOUS

10.1 Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out by telex or telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 10.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i) If to any Borrower or the Parent, to it at:

                                    4370 Peachtree Road, N.E.
                                    Atlanta, Georgia 30319-3099
                                    Attn:   Robert S. Prather, Jr.
                                            President and CEO
                                    Telecopy No.:  (404) 261-9607

                                    with copies to:

                                    Alston & Bird, LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3424
                                    Attn:   Rick Blumen
                                    Telecopy No.:  (404) 881-4777



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

                                    and

                                    4216 Stuart Andrew Blvd.
                                    Charlotte, North Carolina 28226
                                    Attn:   Frederick J. Erickson
                                            Vice President Finance
                                    Telecopy No.:  (704) 525-1301

                                    and

                                    J. Mack Robinson
                                    c/o Delta Life Insurance Company
                                    4370 Peachtree Road, N.E.
                                    Atlanta, Georgia 30319-3099
                                    Telecopy No.:  (404) 231-2123

                  (ii) If to the Administrative Agent, to it at:

                                    Bank of America, N.A.
                                    600 Peachtree Street, N.E., 19th Floor
                                    Atlanta, Georgia 30308
                                    Telecopy No.:  (404) 607-6323

                                    and

                                    Bank of America, N.A.
                                    Agency Services
                                    One Independence Center
                                    101 N. Tryon Street
                                    Charlotte, North Carolina 28255-0001
                                    Telecopy No.: (704) 409-0029

                                    with a copy to:

                                    Paul, Hastings, Janofsky & Walker, LLP
                                    600 Peachtree Street, N.E., Suite 2400
                                    Atlanta, Georgia 30308
                                    Attn:   Chris D. Molen, Esq.
                                    Telecopy No.:  (404) 815-2424

                  (iii) If to the Lenders or the Issuing Banks, to them at the addresses set forth on Schedule 1 hereto.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

         (b) Any party hereto may change the address to which notices shall be directed under this Section 10.1 by giving ten (10) days' written notice of such change to the other parties.

10.2 Expenses. The Borrowers, jointly and severally, agree to pay promptly:



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

         (a) All reasonable out-of-pocket expenses of the Lenders in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the fees and disbursements of counsel for the Lenders;

         (b) All reasonable out-of-pocket expenses of the Lenders in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, all reasonable out-of-pocket expenses of the Lenders in connection with field audits and the fees and disbursements of counsel for the Lenders;

         (c) All reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Banks and any Lender in connection with any restructuring, refinancing, or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Loan Documents, and all out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include fees and out-of-pocket expenses of counsel for the Administrative Agent and any Lender, and the fees and out-of-pocket expenses of any experts, agents, or consultants of the Administrative Agent; and

         (d) All taxes (other than taxes imposed on the income of the Agents and the Lenders), assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, the Notes or the Obligations.

10.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Issuing Banks, or the Lenders in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to any Borrower. Each of the Borrowers hereby waives any right that it may have to require the Administrative Agent, and agrees that the Administrative Agent shall not have any obligation, to marshal the property, instruments, documents, agreements or guaranties of any other Borrower before enforcing its rights against the Collateral or its rights under this Agreement or any other Loan Document as against such Borrower.

10.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Notes are hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by the Administrative Agent or any of its Affiliates in any escrow account) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrowers, against and on account of the obligations and liabilities of the Borrowers, to the Lenders or such holder under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (a) the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Administrative Agent, with the consent of all of the Lenders, each Lender holding deposits of any Borrower shall exercise its set-off rights as so directed.

10.5 Assignment.

         (a) None of the Borrowers may assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.

         (b) Each of the Lenders may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof, provided, that (1) all assignments (other than assignments described in clause (2) herein and in Section 10.12(b) hereof) shall be in minimum principal amounts of $5,000,000, (2) each Lender may sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more Affiliates of such Lender, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no assignment under this clause (B) shall relieve such Lender from its obligations hereunder), and (3) all assignments (other than assignments described in clause (2) herein and in Section 10.12(b) hereof) and participations hereunder shall be subject to the following additional terms and conditions:

                  (i) No assignment (except assignments permitted in Section 10.5(b)(2) hereof) shall be sold without the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed;

                  (ii) Any Person purchasing a participation or an assignment of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(n) hereof);

                  (iii) The Borrowers, the Lenders, and the Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and, except with respect to the Call Option, shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $5,000 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment hereunder (other than in connection with the Call Option); provided, however, no fee shall be due with respect to any assignment by a Lender to an Affiliate of such Lender;

                  (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the rate of interest or fees to the Lenders, increases in the advance rates set forth in the definition of "Borrowing Base" herein, increases in the principal amount of such participant's pro rata share of the Revolving Loan Commitment and extensions of any Maturity Date for, or the date for any scheduled payment of principal, interest or fees on, the Loans;

                  (v) Each Lender agrees to provide the Administrative Agent and the Borrowers with prompt written notice of any issuance of participation or assignments of its interests hereunder;

                  (vi) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                  (vii) No such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date);

                  (viii) Except with respect to the Call Option, each assignment or participation hereunder shall be made by the assigning Lender pro rata with respect to such assigning Lender's Revolving Loan Commitment and Tranche A Loan and Tranche B Loan; and

                  (ix) If applicable, each Lender shall, and shall cause each of its assignees to provide to the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's position that no withholding by any Borrower or the Administrative Agent for U.S. income tax payable by such Lender in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant United States taxing authorities.

         (c) Except as specifically set forth in Section 10.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other



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

than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

         (d) Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

10.6 Counterparts; Facsimile Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement or any other Loan Document by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement or such Loan Document, as applicable. Any party delivering an executed counterpart of this Agreement or any Loan Document by facsimile also shall deliver an original executed counterpart of this Agreement or such Loan Document, as applicable, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or any such Loan Document.

10.7 Governing Law. This Agreement and the Loan Documents shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.

10.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

10.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

10.10 Source of Funds. Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

10.11 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof. Each Borrower represents and warrants to the Administrative Agent and each of the Lenders that it has read the provisions of this Section 10.11 and discussed the provisions of this Section 10.11 and the rest of the Loan Agreement with counsel for the Borrowers, and each Borrower acknowledges and agrees that the Administrative Agent and each of the Lenders are expressly relying upon such representations and warranties of such Borrower (as well as the other representations and warranties of each of the Borrowers set forth in Section 4.1 hereof) in entering into this Agreement.

10.12 Amendments and Waivers.



                                       91
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         (a) Neither this Agreement nor any other Loan Document or any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by all of the Lenders and, in the case of an amendment, also by the Borrowers.

         (b) Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender's Commitments, Letter of Credit Commitment, and the Loans and Letter of Credit Obligations owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Loans and Letter of Credit Obligations owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), which right may be exercised by the Administrative Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which all of the Lenders, the Administrative Agent and the Borrowers have agreed. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Assumption Agreement and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 10.5(b)(i), (ii), (vi), (vii) and (ix).

10.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent, each Issuing Bank and each Lender to enter into or maintain business relationships with any of the Borrowers, or any of their respective Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

10.14 Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

10.15 Disclosure. Each of the Borrowers agrees that the Administrative Agent shall have the right to issue press releases regarding the making of the Loans to the Borrowers pursuant to the terms of this Agreement.

10.16 Replacement of Lender. In the event that a Replacement Event occurs and is continuing with respect to any Lender, the Borrowers may designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Administrative Agent, and which is not a Borrower or an Affiliate of a Borrower, to assume such Lender's Commitments hereunder, to purchase the Loans and participations of such Lender and such Lender's rights hereunder, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees owing to such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrowers to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement.



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

         (a) "Replacement Event" means, with respect to any Lender, (i) the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, (ii) any Issuing Bank or any Lender requesting compensation under Section 2.16(g), 11.3 or 11.5 as the case may be, (iii) the declaration by the appropriate regulatory authority that such Lender is insolvent, or (iv) the failure of such Lender to consent to a requested waiver or amendment.

10.17 Confidentiality. The Borrowers agree that the Agents, the Issuing Banks and each Lender may use the Borrowers' names in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement.


                                   ARTICLE 11

                                YIELD PROTECTION

11.1 Eurodollar Rate Basis Determination. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Rate Advance for any Eurodollar Advance Period, the Administrative Agent determines that deposits in dollars (in the applicable amount) are not being offered to the Administrative Agent in the relevant market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make such types of Eurodollar Rate Advances shall be suspended.

11.2 Illegality. If any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Rate Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrowers shall repay in full the then outstanding principal amount of each affected Eurodollar Rate Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Eurodollar Rate Advance if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advance to such day. Concurrently with repaying each affected Eurodollar Rate Advance of such Lender, notwithstanding anything contained in
Article 2 hereof, the Borrowers shall borrow a Base Rate Advance (or the other type of Eurodollar Rate Advance, if available) from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

11.3 Increased Costs.



                                       93
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         (a) If after the Agreement Date any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not such governmental authority, central bank, or comparable agency has the authority to make such request or directive):

                  (i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Rate Advances, or its Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Rate Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                  (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Rate Advances or its Eurodollar Rate Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Rate Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under its Notes with respect thereto, and such increase is not given effect in the determination of the Eurodollar Rate then, on the earlier of demand by such Lender or the Maturity Date, the Borrowers, jointly and severally, agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

         (b) A certificate of any Lender claiming compensation under this
Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 11.3, the Borrowers may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Rate Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section
2.9 hereof. Concurrently with prepaying such Eurodollar Rate Advances the Borrowers shall borrow a Base Rate Advance, or a Eurodollar Rate Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held



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by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

11.4 Effect On Other Advances. If notice has been given pursuant to Section
11.1 or 11.2 suspending the obligation of any Lender to make any type of Eurodollar Rate Advance, or requiring Eurodollar Rate Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as to the type of Eurodollar Rate Advances affected shall, at the option of the Borrowers, be made instead as Base Rate Advances.

11.5 Capital Adequacy. If after the date hereof, any Lender or Issuing Bank (or any affiliate thereof) shall have reasonably determined that the adoption of any applicable law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Bank (or any affiliate thereof) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's (or any affiliate thereof) capital as a consequence of such Lender's or Issuing Bank's Commitments or obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's (or any affiliate thereof) policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's or Issuing Bank's (or any affiliate thereof) capital was fully utilized prior to such adoption, change or compliance), then, upon demand by such Lender or Issuing Bank, the Borrowers shall immediately pay to such Lender or Issuing Bank such additional amounts as shall be sufficient to compensate such Lender or Issuing Bank for any such reduction actually suffered; provided, however, that there shall be no duplication of amounts paid to a Lender or Issuing Bank pursuant to this sentence and Section 11.3 hereof. A certificate of such Lender or Issuing Bank setting forth the amount to be paid to such Lender or Issuing Bank by the Borrowers as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.



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                                   ARTICLE 12

                  JURISDICTION, VENUE AND WAIVER OF JURY TRIAL

12.1 Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, THE ISSUING BANKS OR THE LENDERS WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE PARENT AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF GEORGIA AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF GEORGIA, BULL RUN, WHOSE ADDRESS IS SET FORTH IN SECTION 10.1 HEREOF, OR SUCH OTHER PERSON AS THE PARENT AND THE BORROWERS SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF THE PARENT AND THE BORROWERS AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF THE PARENT AND EACH BORROWER SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF GEORGIA, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON THE PARENT OR SUCH BORROWER SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO THE PARENT OR SUCH BORROWER; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. THE PARENT AND EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO THE PARENT OR SUCH BORROWER AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR HIS OR HER SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF THE PARENT AND THE BORROWERS TO RECEIVE SERVICE OF PROCESS IN THE STATE OF GEORGIA, THE PARENT AND THE BORROWERS SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES THE PARENT AND EACH BORROWER WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF GEORGIA ON BEHALF OF EACH BORROWER WITH RESPECT TO THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

12.2 Consent to Venue. THE PARENT AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN ATLANTA, GEORGIA, AND HEREBY IRREVOCABLY WAIVES ANY



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CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN
INCONVENIENT FORUM.

12.3 Waiver of Jury Trial. THE PARENT AND EACH BORROWER AND EACH OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVE, AND OTHERWISE AGREE NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH THE PARENT OR ANY OF THE BORROWERS, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, ANY OF THE ISSUING BANKS OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 12.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers in Atlanta, Georgia, all as of the day and year first above written.

BORROWERS:                          BULL RUN CORPORATION (to be renamed as BR
                                    Holding, Inc. immediately following
                                    consummation of the Mergers), prior to
                                    giving effect to the Mergers

                                    By: /s/ ROBERT S. PRATHER, JR.
                                    Name: Robert S. Prather, Jr.
                                    Title: President


                                    CAPITAL SPORTS PROPERTIES, INC., after
                                    giving effect to the Mergers

                                    By: /s/ ROBERT S. PRATHER, JR.
                                    Name: Robert S. Prather, Jr.
                                    Title: President


                                    HOST COMMUNICATIONS, INC., after giving
                                    effect to the Mergers

                                    By: /s/ ROBERT S. PRATHER, JR.
                                    Name: Robert S. Prather, Jr.
                                    Title: President


                                    DATASOUTH COMPUTER CORPORATION

                                    By: /s/ FREDERICK J. ERICKSON
                                    Name: Frederick J. Erickson
                                    Title: Secretary


                                    UNIVERSAL SPORTS AMERICA, INC., after giving effect to the Mergers

                                    By: /s/ ROBERT S. PRATHER, JR.
                                    Name: Robert S. Prather, Jr.
                                    Title: President

GUARANTOR:                          BR HOLDING, INC. (to be renamed as Bull Run
                                    Corporation immediately following
                                    consummation of the Mergers), prior to
                                    giving effect to the Mergers

                                    By: /s/ ROBERT S. PRATHER, JR.
                                    Name: Robert S. Prather, Jr.
                                    Title: President



ADMINISTRATIVE AGENT:               BANK OF AMERICA, N.A.

                                    By: /s/ DAVID B. JACKSON
                                    Name: David B. Jackson
                                    Title: Senior Vice President



SYNDICATION AGENT:                  FIRST UNION NATIONAL BANK

                                    By: /s/ ALLAN SIEGEL
                                    Name: Allan Siegel
                                    Title: Senior Vice President



ISSUING BANKS:                      BANK OF AMERICA, N.A.

                                    By: /s/ DAVID B. JACKSON
                                    Name: David B. Jackson
                                    Title: Senior Vice President


                                    BANK ONE, KENTUCKY, NA

                                    By: /s/ MARK BOISON
                                    Name: Mark Boison
                                    Title: First Vice President

LENDERS:                            BANK OF AMERICA, N.A.

                                    By: /s/ DAVID B. JACKSON
                                    Name: David B. Jackson
                                    Title: Senior Vice President


                                    BANK ONE, KENTUCKY, NA

                                    By: /s/ MARK BOISON
                                    Name: Mark Boison
                                    Title: First Vice President


                                    WACHOVIA BANK, N.A.

                                    By: /s/ WILLIAM J. DARBY
                                    Name: William J. Darby
                                    Title: Vice President


                                    FIRST UNION NATIONAL BANK

                                    By: /s/ ALLAN SIEGEL
                                    Name: Allan Siegel
                                    Title: Senior Vice President